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Notice of 2022 Annual Meeting of Stockholders & Proxy Statement

AECOM

Monday
Los Angeles

Notice of 2022 Annual Meeting of Stockholders & Proxy Statement

We believe infrastructure creates opportunity for everyone—uplifting communities, improving access and sustaining our planet. By bringing together the best people, ideas, and technical expertise, we partner with clients to turn their ambitions into action, and we embrace our core values—Deliver, Collaborate, Innovate, Sustain, Thrive and Safeguard—in everything we do.

Troy Rudd Chief Executive Officer Dear Stockholders: As we begin the new year, I want to especially thank and congratulate our people for all that we have accomplished together throughout fiscal 2021. Without the contributions and dedication of our global teams, we would not have accomplished what was an outstanding year. While the effects of COVID-19 continued to impact our lives and business, we remained agile and stayed focused on keeping our people safe and enabling them to be successful. Against this backdrop, I could not be prouder of how we have supported one another throughout 2021 to collaborate and deliver for our clients, communities and stockholders. We celebrated numerous accomplishments this year that underscore the strength of our firm, including the following highlights: •Our company’s performance exceeded our expectations on every key financial metric for the year. We delivered accelerating organic net service revenue (NSR) growth, set new quarterly and annual records for margins, achieved double-digit earnings growth and had another year of strong free cash flow — all while increasing investments in our teams and innovation. •We launched our Think and Act Globally strategy to ensure we fully leverage collaboration throughout our business to bring the best of AECOM to each of our projects and gain greater market share with our clients. Encouragingly, we are seeing early proof points of success against this strategy with 18% contracted backlog growth in fiscal 2021, as well as 5% growth in total backlog within our design business. •Reflecting our leading position for ESG-related services, we also launched our Sustainable Legacies strategy that integrates four key pillars to embed sustainable development and resilience across our work, improve social outcomes for communities, achieve net zero carbon emissions at AECOM and enhance our governance. •Importantly, we continued to deliver for our clients and for our professionals — our client satisfaction scores achieved a record high in the year and employee engagement across our firm remains strong. In fact, in an employee survey conducted in September, 70% of our employees responded that they would recommend AECOM as a great place to work, far exceeding industry benchmarks. These accomplishments have contributed to our ability to create value for our stockholders. During the year, we repurchased nearly $1 billion of stock, which reduced our shares outstanding by approximately 12%. While our stock price is not the only measure of our success, I am nonetheless pleased to see AECOM set new all-time highs during the year and outperform all major market indices by double digits. As we look ahead, an improved funding environment highlighted by the passing of the Infrastructure Investment and Jobs Act in the U.S. and accelerating global investments in ESG-related initiatives is increasing demand for AECOM’s technical, advisory and program management capabilities. As a leading Professional Services provider, including being the No. 1 transportation, facilities, and environmental engineering firm, as well as the No. 2 water design firm as ranked by ENR, we are well positioned to capitalize on key growth opportunities across our markets and to deliver another year of excellent performance in fiscal 2022. Taken together, we made substantial progress in fiscal 2021 and are better positioned than ever for long- term success. On behalf of all our nearly 50,000 professionals, I thank you for your shared commitment to and passion for delivering a better world. Troy Rudd Chief Executive Officer I

Think and Act Globally AECOM is at its best when we collaborate globally to bring our unrivaled expertise, capabilities and innovation to bear for each of our clients. This focus is at the heart of our Think and Act Globally strategy, launched in November 2020, which guides our teams and business in achieving our strategic objectives and setting new standards of excellence in the professional services industry. Industry-Leading Value Creation Through the execution of our strategy, we expect to create significant value for our employees, clients and shareholders, including through the achievement of our long-term fiscal 2024 financial targets: Adjusted1 EPS Free Cash Flow2 +120% +100% $4.75+ $680M+ $2.15 $341M FY ‘20 FY ‘24E FY ‘20 FY ‘24E II

Our strategy comprises four main pillars: 1 Investing in our people2 Transforming how we work Our people are our greatest asset as a Professional Services organization, and we have invested in their success and momentum this past year. Through key initiatives across our company, we have prioritized equity, diversity and inclusion so our teams reflect the diversity of the clients and communities we serve, implemented our Freedom to Grow flexible work policy and continued to enable new ways of working through digital solutions and redesigned office spaces. In the last year, we have simplified our operating structure with clearer lines of accountability, which deploys the best global thinking and innovation on every project and promotes greater connectivity and collaboration across our global regions and business lines. Above all, we remain committed to making our company the best place to be in our industry where our professionals can grow meaningful careers with even more opportunity to help shape the future of infrastructure. We’ve advanced career development programs and have seen a continued high retention rate, especially among high performers. We are transforming the way we deliver work through technology and digital platforms to improve client experience and increase efficiency. Our investments resulted in the launch of Digital AECOM this past November to help clients accelerate their digital journeys and achieve better project outcomes by leveraging more than 2,000 integrated digital practitioners globally. Through our digital consulting services and digital products, we are providing the integrated solutions our clients demand to help advance increasingly ambitious infrastructure and ESG-related initiatives. As part of Digital AECOM, we have invested in innovation to bring new digital tools to market, such as those that improve public engagement on environmental reviews through our PlanEngage™ platform and help transit agencies hard-hit by COVID plan for recovery through our Mobilitics for Pandemic Response platform. We also began demonstration programs and validated an addressable global market of over half a billion dollars for our proprietary DE-FLUORO™ technology to eliminate PFAS contamination. 3 Extending client relationships 4 We are driving growth by prioritizing our core markets, leaning into our greatest strengths, and ensuring our best talent and resources are focused on nurturing client relationships. With industry-leading franchises and the premier technical experts in the industry, we’ve focused our teams on fully leveraging our strengths to gain market share, grow in adjacent markets and build durable, long-term relationships with our clients, particularly in our top nine geographies that represent more than 90% of our firm’s profitability. By bringing together the best of AECOM through our global Program Management business, we created new potential— and captured significant wins—as the U.S., Canada, Australia and other governments advance billions of dollars in stimulus and infrastructure investment across markets where we have leadership. This year we have won and worked on industry-leading projects both internationally and domestically, leveraging the collaboration of our global business lines with our regional teams and business groups. Some highlights include advancing $2.2 billion in terminal upgrades at John F. Kennedy Airport in New York, winning our fourth consecutive contract with the Dallas Independent School District to provide PM services for its $3.5-billion bond program, capturing a critical role on a $300 million flood mapping program with FEMA, winning a first-in-the-U.S. new energy wind port project and our selection to build the AECOM-designed Intuit Dome, the future home of the NBA’s Los Angeles Clippers. Leading in ESG We are building upon our position as a leading ESG company through our Sustainable Legacies strategy, and we have committed to working toward a more sustainable and equitable future through our own operational commitments and by helping our clients achieve their bold ESG ambitions. We have set new, more ambitious emissions reduction targets, including our commitment to achieving science-based net zero by 2030, launched our Thrive with AECOM initiative to advance our commitment to Equity, Diversity and Inclusion (ED&I) and published our first ESG report that includes our disclosures aligned with the SASB and TCFD frameworks, reflecting our commitment to transparently communicate our progress on our sustainability objectives. Commitment to achieving science-based net zero by 2030 Achieved operational net zero for fiscal 2021 III

Clients turn to AECOM for our proven ability to leverage our global scale, insights, and capabilities on any project, anywhere. This collaboration not only extends the lasting connections we build with our clients, it defines the way we work, how we innovate, and what we can achieve. It also reinforces our ability to be nimble to meet changing conditions and emerging needs. Drawing on the experiences of our teams and our clients during the pandemic, we advanced our Workplace of the Future program, developing a space and technology framework that allowed for seamless connectivity between home offices, company offices and client sites. We also advanced initiatives to enable the digital delivery of our work by establishing best practices and governance protocols for the digital reuse of core elements of the design process.Our emphasis on deepening collaboration in fiscal 2021 included an enhanced focus on advising clients through global ProgramManagement. Throughout the year, we grew our teams with the industry’s top talent to offer ongoing engagement through the program lifecycle, from day zero to delivery and beyond. Together, we managed our clients’ biggest and most important infrastructure delivery challenges, while helping them meet their social, economic and environmental ambitions. From planning, coordination, scheduling and cost control, to design, construction and commissioning, our professionals collaborateacross business lines and regions to deliver programs of national significance in transport, water, clean energy, environmental clean-up, international development, disaster recovery and more. We continue to shape the growth of the world’s major cities, while envisioning entire new urban areas to meet future needs. AlUla redevelopment program— the world’s largest living museum,Kingdom of Saudi ArabiaOur long -term strategic partnership with the Royal Commission for AlUla (RCU) will accelerate the regeneration of AlUla, acity located in the northwest of Saudi Arabia and a UNESCO World Heritage Site referred to as “the world’s largest living museum.” AlUla is a key element of the Kingdom of Saudi Arabia’s Vision 2030—to develop a global culture and tourism hub through significant public- private investment. Our global Program Management team is providing a range of integrated services to implement the $15-billion Phase 1 development in AlUla’s core 20-kilometer historical area. In a global effort involving five of AECOM’s regions and all business lines, we are helping accelerate business and investment opportunities, and demonstrate the pace of progress to revitalize AlUla as a responsible, sustainable and community-inclusive destination. Social, economic and sustainability projects across five uniquehubs will focus on infrastructure, hospitality, arts and culture, and social and community development. Dallas Independent School District, USAWe were selected to provide program management services for Phase 1 of the $3.5 billion Dallas Independent School District (DISD) 2020 Bond Program, our fourth consecutive contract with the district having provided program management services forDISD’s 2002, 2008, and 2015 Bond Programs. We will provide oversight and coordination of designers, consultants, contractors, and vendors as well as estimating, scheduling, and program control services on projects encompassing the constructionof new facilities and upgrades to existing facilities. DISD is the second-our largest public school district in Texas, serving more than 150,000 students at 226 campuses. Goals of the 2020 BondProgram include renovating or replacing aging schools, providing technology for students to learn virtually, and creating resource centers in neighborhoods identified as most in need. IV

The world is changing; our clients and communities are demanding fresh thinking and new solutions to their challenges. Intelligent automation and artificial intelligence, more efficient data management and insights, and innovative digital approaches to project delivery are driving productivity gains, accelerating progress towards sustainability and net-zero goals, and re-shaping our industry. AECOM is at the forefront of this transformation. Launched this past November, Digital AECOM is bringing together the potential of AECOM’s digital technologies to deliver a better world and provide greater connectivity between data, projects, and communities.As a part of AECOM’s sphere of innovation, Digital AECOM is an expanding ecosystem of tools, systems, and processes — and a team of over 2,000 digital practitioners who understand both the urgency of the challenges facing the infrastructure industry, and our responsibility to respond in an impactful and enduring way.Integrated across the program and project lifecycle, and within our multidisciplinary infrastructure consulting services offering, Digital AECOM combines our leading industry knowledge with digital consulting services and products to define, develop, and implement personalized—and even disruptive—solutions that accelerate our clients’ digital journeys and achieve better outcomes. TMAccessible in the cloud, AECOM’s PlanEngageTM tool is an interactive online platform that drives better project outcomes via transparent communication and stakeholder engagement.Powerful and flexible visualization, including interactive maps and surveys, deliver insightful dashboards and analytics that invite better understanding of new schemes, and clearer decision-making for better outcomes.TMAECOM’s PlanSpendTM tool is a cloud-based capital planning platform that helps clients prioritize and manage their projects, turning difficult choices around asset operation and maintenance (which can account for 80% of an asset’s lifetime cost) into informed spending decisions.Capital planners and asset managers can consolidate and organize asset condition data, analyze that data against the costs and impacts of spending decisions and, through integrationwith Google Maps, Street View, GIS, BIM, and Microsoft PowerBI, make the right investments in a secure, informed and interactive environment. Digital Consulting ServicesWe offer digital consulting services across four key areas:DIGITALDIGITAL DESIGNDATADIGITALANALYSISSOLUTIONSSTRATEGY& OPERATIONS& AIDELIVERYDigital Hosted ServicesWe have developed our own hosted services products, informed by our core design and infrastructure services, that are generating new revenue streams from our intellectual property. V

With ESG principles embedded into everything we do, the goal of our Sustainable Legacies strategy is straightforward: to ensure that the work we do in partnership with our clients leaves a positive, lasting impact for communities and our planet. Our approach to sustainability includes engaging team members across every part of our organization to find collaborative ways to achieve the highest environmental, social, and governance standards. Our strategic values ultimately guide all of our sustainability efforts and aspirations. Our Sustainable Legacies strategy is organized around the following four pillars: Achieve net zero carbon emissions: We have furthered our own carbon emissions goals by achieving operational net zero for FY ’21, while also committing to reach science-based net zero carbon emissions by 2030.Embed sustainable development and resilience across our work: We introduced ScopeXTM, a first-of-its -kind initiative with the goal of reducing carbon impact on major projects by at least 50%. We will also embed net-zero, resilience and social value targets into our client account management program. Improve social outcomes: We believe equity, diversity and inclusion enable better outcomes for clients, a deeperunderstanding of community challenges and more innovative solutions that propel the industry forward. As part of this pledge, we have set an industry- leading, near-term target of women comprising at least 20% of senior leadership roles and at least 35% of the overall workforce. In addition, we have implemented new required unconscious bias training and set specific targets within each of our regions to advance our equity, diversity and inclusion goals.Enhance governance: To better assess ESG risk factors in potential projects, we have deployed an enterprise framework supported by leadership accountability and advocacy through the audit of specific ESG targets and metrics on an annual basis. How we’ve delivered Sustainable Legacies through our operations At AECOM, delivering sustainable legacies is at the core of how we operate. A key element of our Sustainable Legacies ESG strategy is our net zero targets: Achieved operationalCommitted to achievingnet zero1.5ºC alignedcarbon emissions for FY ’21 science-based targets by 2030 Working towards our net zero targets, we continued to right-size our office space, improve office energy efficiency, including relocating to more efficient offices and switching to renewable energy where possible. To further drive downemissions and ensure consistency, we designed sustainability guidelines for future office refurbishments and re- locations. AECOM’s Workplace of the Future and Freedom to Grow initiatives helped increase work flexibility and allowedfurther real estate consolidation and travel reductions, and we continue to encourage our staff who work from to follow our guidance documentation on how to live and work more sustainably at home.For our vehicle fleet, we are developing a roadmap to transition to electric vehicles, including installing charging infrastructure at our owned offices. As part of the continuing initiative to move to greener offices and consolidate real estate, we will prioritize moving to leased offices that have electric vehicle chargers where possible.Acknowledging that the majority of our emissions are in our supply chain, we are engaging with our most significant suppliers to understand their roadmaps to decarbonize andtrack progress against our target to further drive down supply chain emissions. Our Sustainable Procurement Policy ensures emissions reduction is a key part of our supplier onboarding and other procurement processes. 47%13%Decline in ScopeReduction in1+2 emissionstotal emissionsFY ’18FY ’21CategorytCO2e/yrtCO2e/yrScope 1+ 2138,02573,485Scope 3- Supply chain2,740,4822,526,188Scope 3- Business travel158,18232,919Totals3,036,6892,632,591We are committed to reporting our carbon reductions transparently, in line with best practice. We annually disclose to CDP on climate change risk, scoring a B on our latest submission, which is above the industry average. We have also released our first global ESG report, in line with the SASB and TCFD frameworks. Further, we will continue to manage ESG project risks by ensuring our projects align with our Sustainable Legacies strategy and follow the latest climate science. VI

At AECOM, we believe that investing in local communities to create positive social and economic outcomes is at the heart of generating social value. We have worked with our clients, partners and suppliers to link the opportunities presented by our projects to the needs of the local communities we operate in, delivering a positive, lasting legacy. As we transition our economies to net zero carbon, we recognize• Ensuring a just and equitable transition that delivers sustainable that businesses must deliver the employment, skills and businessemployment opportunities outcomes to sustain this green economy. Social value is critical.• Utilizing our technical expertise and STEM activity to develop a to achieving our ESG strategy and making sure that no one is left skilled workforce of the future that represents the communities behind. As a result, we are: we live and work in • Supporting local economies by contracting with local subject matter experts and building capacity within our supply chains • Delivering on our core values by engaging with communities to deliver projects that improve their wellbeing As part of our Sustainable Legacies strategy, we have embedded sustainable development and resiliency across our work, including a commitment of a 50% reduction in carbon from major projects, AECOM developed its propietary ScopeX™ process to reduce carbon embodied and operational carbon acrossthe entire project life cycle. We are the first construction and engineering professional services firm of our size to set such an ambitious global target. By pledging to decarbonize the built environment, improve biodiversity and support our clients to achieve their net-zero agendas, we’re striving to improve the cities and communities we serve and delivering a better world. Natural Capital Laboratory Scottish Highlands, Scotland The Natural Capital Laboratory process that AECOM employed in the Scottish Highlands, is supporting our five-year project to restore 100 acres of forest and re-introduce lost species. Set up in 2019 in partnership with the nonprofit, the Lifescape Project, this process is being applied to it, a live environment to identify, quantify and value the impacts of re-wilding, with scope to help other organizations meet their carbon reduction and biodiversity net gain targets. We developed new digital tools and techniques for the Natural Capital Laboratory process to track and communicate a vast array of complex relationships and data at scale, helping asset owners tackle two of the biggest challenges of our time: climate change and biodiversity loss. Using artificial intelligence, drone technology, earth observation data and geographic information systems, the tools we created are making it easier for organizations with land stewardship responsibilities to make better decisions about how they interact with and invest in natural systems and able to bothtrack the living environment more accurately and reduce the cost of repetitive processes needed to acquire and analyze data on natural assets. The data is captured in our natural capital accounting tool — a web -based digital twin of the real site — and is accessible to land and infrastructure owners through a digital dashboard. The Natural Capital Laboratory process is providing our advisers with leading-edge solutions developed in a living laboratory to help organizations meet their net zero carbon and biodiversity net gain targets. VII

Brooklyn Bridge—Montgomery Coastal Resilience (BMCR) New York City, United States The Brooklyn Bridge—Montgomery Coastal Resilience (BMCR) project will protect residents, businesses and infrastructure in Manhattan’s Two Bridges neighborhood from flooding due to coastal storms and sea level rise. This immigrant neighborhood with a high proportion of elderly and low-income residents is especially vulnerable to the impacts of climate change. The project will protect thousands of residents, including many living in affordable housing, while continuing to promote access to waterfront open space. This design-driven infrastructure project negotiates the challenge of providing flood protection while preserving views and access along 1.3km of public urban waterfront with an innovative system of deployable flood gates. Once constructed, BMCR will serve as a worldwide example of how cities can prioritize public space, viewsheds and waterfront access while implementing necessary climate adaptation measures in densely built environments. Implementing flood protection is a necessity for this community, but simultaneously preserving view corridors, waterfront access and public open space was a primary design challenge. Designed with input collected over four years of community engagement, the BMCR project ultimately provides a multi-layered approach to resilience through a combination of permanent deployable and passive flood protections. BMCR meets the design criteria for a 100-year storm event in 2050, including 90th percentile sea level rise projection of 30 inches. The subsurface drainage components of BMCR, combined with the above-grade flood protection system, will maintain hydraulic neutrality in the event of a present day 100-year storm surge combined with a five-year NOAA rain event. Dasha River Ecological Corridor, Asia The Dasha River is of great importance to Shenzhen residents, however rapid economic development and an increasing population led to a sharp rise in river pollution. More recently however, authorities in China have developed policies to regenerate and manage contaminated rivers and the water quality has since much improved. The Dasha River Ecological Corridor is an example of how nature-based solutions can be used to rejuvenate even highly polluted areas. Inspired by the heritage, culture and urban characteristics of Shenzhen, AECOM’s plan for the Dasha River created a high-quality public space to enhance the city’s ecological environment. Existing wetland areas were preserved, as well as creating new river habitats and reintroducing indigenous species. The design not only improved the quality of the existing waterfront vegetation but also reconnected bike lanes and walkways to encourage active travel and link a variety of pocket spaces. AECOM’s holistic approach and multi -disciplinary consideration resulted in a comprehensive solution that not only ensured the water quality and flood control of the Dasha River, but also created a cohesive ecology and a series of multi-theming public spaces that reconnect the originally fragmented urban areas. VIII

We are committed to being a leading employer in our industry— the best place to be for technical experts and professionals. With the vast majority of our nearly 50,000 employees having technical and professional backgrounds and holding undergraduate and/or advanced degrees, we believe that the quality and level of service that our professionals deliver are among the highest in our industry. Fundamental to our ability to achieve our goals and deliver for our clients is our ability to attract, recruit and retain the industry’s best, diverse talent by offering a compelling employee value proposition that promises competitive pay and benefits, flexibility and a foundation for learning and career growth, an inclusive culture that supports well-being and encourages collaboration and innovation, and a shared commitment to our values and purpose. Advancing efforts globally in four key areas: BUILDINGENRICHINGEXPANDINGTHINKING 1 DIVERSE TALENT2 COMMUNITIES3 UNDERSTANDING4 WITHOUT LIMITS Equity, diversity and inclusion We are committed to advancing equity, diversity and inclusion in our organization and within our industry. We build safe and respectful work environments where our employees are invited to bring their talents, backgrounds and expertise to bear on some of the world’s most complex challenges and where everyone can thrive both personally and professionally. The commitment to create a respectful, inclusive culture requires effort from all of us to remember that there are many points of view and tapping into this diversity of thought is what ultimately contributes to better outcomes. In 2021, we made it a priority for all employees to complete a global training on recognizing the negative impacts of unconscious bias and non-inclusive behaviors. In addition, we have established targets within each of our regions to advance our equity, diversity and inclusion goals. We are advancing efforts globally in four key areas: 1)Building diverse talent of the communities we serve through our recruitment efforts, building leadership accountability, and partnering with nonprofit organizations and universities to build the talent pipeline for the future. 2)Enriching communities through pro-bono work, volunteerism, philanthropy and strategic partnerships. 3)Expanding understanding and empathy among employees through employee resource groups, ED&I events and celebrations, unconscious bias training, and family-friendly benefit policies. 4)Thinking without limits by prioritizing social equity and impact in every project we pursue and the innovative solutions we deliver. IX

Our AECOM Voices network of employee resource groups (ERGs) ensures that diverse voices are represented and heard, and provides opportunities for networking, career development, and community outreach for employees at the local, regional, and global level. We have created better understanding and innovative thinking among colleagues that impact our policies and business outcomes. BeBOLD Black Employees Bridge to Opportunity, Leadership and Development “I am passionate about leading BeBOLD because it gives me the opportunity to help Black employees build lasting community partnerships and help shape the future culture of a growing company. I am honored to be that resource for others that I often wished I had.” Donald O. Seward, Jr., VP, Regional Practice Leader President, BeBOLD Ethnic Diversity Network Europe “The benefits of joining ERGs vary for individuals but if there was one thing that matters most, it’s a sense of belonging in an inclusive environment. Together we can influence and lead meaningful change through partnerships in our industry and communities.” Robert Hewitt Principal Landscape Architect Chair, Ethnic Diversity Network JUNTOS Justice, Unity, Networking, Togetherness, Opportunity, Support for Hispanic & Latinx employees “Being a leader for JUNTOS is meaningful to me because it allows me to help widen the path of opportunities for others so the future of AECOM is rich with diverse perspectives and contributions.” Fernando Vazquez VP, Regional Water Business Development Leader, East/LATAM Region MOSAIC Magnifying opportunities, Overcoming challenges, Supporting one another, Amplifying Asian & Pacific Islander voices, Increasing visibility, Creating awareness “I am passionate about leading this employee resource group be-cause with support from AECOM’s leadership, we are making diversity both approachable, actionable, and meaningful in the company.” Pooja Mahajan Project Engineer, West Region President, MOSAIC Pride LGBTQ+ Americas, Europe, and Australia & New Zealand “The Pride ERG has created a community that brings together LGBTQ+ colleagues and our allies through events and initiatives that allow us to share our stories, learn from each other, and help everyone to feel comfortable bringing their whole selves to work.” Cristian Bevington Senior Analyst, Cities President, Pride Americas Women’s Leadership Alliance “I’m passionate about the WLA and ERGs generally because not only do they help foster community and caring, they clearly demonstrate AECOM’s commitment to equity, diversity and inclusion.” Wendy Lau Regional Practice Leader President, Women’s Leadership Alliance X

As a result of the pandemic, we have deepened our understanding of how the way we work has changed, employee values have shifted, and offices are no longer the only primary workplace. With flexible or hybrid work options, our Freedom to Grow global framework was designed to support employees in finding the balance and flexibility they need to do their best, deliver for clients and bring their whole selves to work. Starting with giving employees flexibility in where and when they work—a desire expressed in surveys conducted during the pandemic—employees and managers can evaluate work schedules and work locations and align on an approach that prioritizes client and team responsibilities while supporting individual needs. Our Freedom to Grow framework has gone far beyond just when and where you work. We considered our employees’ holistic experience, encouraged flexibility and respected diversity in workstyles, communication and thinking styles. The guiding rule is that if an arrangement works for the employee, the manager, the team, and, most importantly, the client, it works for AECOM. Time Challenging the notion that 9 -5 are our core hours of work. Being We have common values at AECOM but you are encouraged to express who you are when you come to work. This means all the little things that make up your unique personality. Thinking You are free to think, problem solve and challenge the status quo in ways that you’re best at. The Key Principles Place We are giving the freedom to work wherever is best for the task you’re undertaking, within the city and country you’re employed in. Task You have freedom to do the task at hand in the way that suits you and your particular strengths. Communicating Workstyle Life would be boring if we Everyone is different and works were all the same. You are differently. You work in a way that encouraged to communicate in suits you while still meeting client a way that comes naturally. and team needs. XI

We have continued to enhance our employee programs, workplace culture and digital technologies to support employees and managers with the tools and resources they need to deliver for our clients, our communities and each other. Throughout the year, we expanded access to and developed professional and technical training programs through our online education portal, AECOM University, advanced frontline manager and leadership development programs, and partnered with impactful nonprofit organizations aligned with our purpose. Building rewarding careers We have tailored career development to each employee’s unique capabilities and needs, offered opportunities to develop in current roles, grow skills and scope of work, explore mentorships and new projects; broaden into new roles laterally. With lateral moves becoming increasingly common in today’s workplace, our employees are applying transferrable skills on another team or part of our business; promoting from within to leadership roles or deepening technical expertise; and creating opportunities for geographic mobility, giving employees a chance to work in another location or on a mobile assignment. Cultivating life-long learners We believe that learning new skills and refining existing ones is essential to career growth and development. We are proud to offer a variety of learning opportunities that are catered to our employees’ unique development interests and can be accessed through our enterprise learning platform, AECOM University. Inspiring leadership at all levels No matter the role at AECOM, we believe that each person can make a positive, lasting impact on the projects they work on, the teams and committees they join and in the communities they serve. We’ve empowered and inspired leadership through our leader and professional development programs, coaching and networking. Aligned with our Think and Act Globally strategy and core values, we introduced a set of aspirational but attainable leadership capabilities that we expect from our leaders. These behaviors provide the foundation for our leaders to help us build the culture we are cultivating at AECOM—one of trust, accountability, growth, inclusivity, excellence and innovation. Purpose and impact Through strategic nonprofit partnerships, pro-bono work, skills-based volunteering and philanthropy, Blueprint for a Better World, our corporate responsibility platform, has focused on delivering access to safe and secure infrastructure to those who need it most, created opportunity for the leaders of tomorrow and worked towards protecting our planet so that our company can fulfill its purpose to deliver a better world. As part of the Blueprint pro-bono program, our technical experts partnered with nonprofit organizations in their local communities to provide critical design, engineering and infrastructure solutions. In addition, we have maintained our commitment to our enterprise strategic nonprofit partners—Engineers Without Borders and Water for People. XII

Safeguarding our people remains a core value at AECOM. Promoting and protecting the well-being of our employees and those affected by our operations continued to be a critical focus in fiscal 2021. Multi-Year LWCR Trend 50% Multi-Year TRIR Trend 40% 0.07 Reduction in 0.20 Reduction in 0.06 LWCR since FY ’18 0.16 TRIR since FY ’18 0.06 0.05 0.16 0.15 0.05 0.12 0.11 0.04 0.03 0.03 0.09 0.03 0.08 0.02 0.04 0.01 0 0 FY ’18 FY ’19 FY ’20 FY ’21 FY ’18 FY ’19 FY ’20 FY ’21 LWCR TRIR In recognition of the right to a safe and healthy working envi-ronment, keeping our people and stakeholders safe is our most important measure of success. Through collective commitment to our Culture of Caring and execution of AECOM’s Safety for Life program, we proactively and aggressively identify, manage and eliminate hazards and reduce risk in our workplaces. These incident prevention efforts have continued to advance our jour-ney toward a “zero” incident culture. Within fiscal year 2021, our Total Recordable Incident Rate (TRIR) in our Professional Services businesses improved by 40% over the previous four fiscal years while our Lost Workday Case Rate (LWCR) improved by 50% over the same period. AECOM applies the U.S. Occupational Safety and Health Administration (OSHA) recordable injury and illness definition to our global operations, allowing for a standard record-keeping approach across all regions. AECOM metrics include injury and illness incidents associated with AECOM employees and do not include contractor data. TRIR = total number of recordable incidents X 200,000 hours Total hours worked LWCR = total number of lost time incidents X 200,000 hours Total hours worked AECOM’s Safety for Life program, driven by demonstrated leadership commitment while providing for empowered employees, has delivered industry-leading performance and subsequent recognition. AECOM was awarded the Royal Society for the Prevention of Accidents (RoSPA) President’s Award for having achieved 12 consecutive annual Gold Awards. RoSPA defines Gold Award winners as having achieved a very high level of performance, demonstrating well-developed occupational health and safety management systems and culture, outstanding control of risk and very low levels of error, harm and loss. Collective commitment and active participation in executing AECOM’s Safety for Life program have generated increased communication, collaboration, and consultation, where our people and stakeholders have embraced ownership for the well -being of themselves and others. Initiatives such as our first virtual global conference on Safeguard, Safeguard 360, further supported employee engagement and promoted skills and training in fiscal 2021. Safeguard 360: A virtual experience, was developed through collaboration and partnership among our Safeguard functions, including Safety Health & Environment, Global Security and Resiliency, Ethics & Compliance, Global Well-being and Global Cyber Security teams. XIII

Data Security We recognize that we face threats to our information technology systems, including unauthorized access, computer hackers, computer viruses, malicious code, cyber-attacks, phishing, and other cybersecurity problems and system disruptions, including possible unauthorized access to our and our clients’ proprietary information. As a result, we have developed a robust Information Security Program comprised of robust policies, procedures and standards governing data privacy and information security of the company’s information and assets. We have a structured unified security framework, aligned to industry-leading standards and safeguards, including but not limited to ISO 27001, NIST CSF, and NIST 800-53. Security measures are taken to guard against unauthorized access to, alteration, disclosure, or destruction of data and systems. This includes but is not limited to: • A robust incident response plan and procedure that involves proper notification, assessment and reporting requirements. • Real-time email sand-boxing/filtering and protection to prevent phishing attempts and malicious files • Advance endpoint security solutions to prevent download / installation of malicious software • Proactive vulnerability management to mitigate security weaknesses and prevent exploitation attempts • Next-gen intrusion prevention system (IPS) to prevent network cyber-attack and malicious activity • Two-factor authentication to prevent use of stolen credentials to access company applications, etc. In addition to the security controls implemented throughout the enterprise, we have established a global cyber defense team, staffed with seasoned security professionals, who are dedicated to daily security operations to detect and prevent cyber security event. We are pleased to report that through these efforts we have not suffered a data breach of customer or company data. Ethics and Compliance Promoting a culture of ethics and integrity helps us safeguard our people and our company from potential wrongdoing while strengthening our brand and reputation for flawless execution. Our Code of Conduct outlines the legal guidelines we must follow and general ethical principles to help each of us make the right decisions when conducting business worldwide. Top leaders at AECOM promote ethical behavior through a global ethics committee as well as regional ethics committees. Our employees take part in annual Code of Conduct training, which received a third consecutive year of 100% completion in fiscal 2021. Furthermore, we have a comprehensive cross-functional ethics and compliance program focused on preventing issues from occurring, detecting them if and when they happen, effectively and expediently resolving issues and capturing lessons to prevent them from repeating. As a result, we were named by Ethisphere one of the 2021 World’s Most Ethical Companies for our commitment to integrity and making a positive impact. Humans Rights Commitment Provide equal employment opportunities to all employees without regard to any legally protected status Uphold individual human rights and follow employment laws in all the locations where we conduct business Zero-tolerance policy regarding the use of forced labor or human trafficking XIV

Reconciliation of Adjusted Margin Calculation Twelve Months Ended Sep 30, 2020 Sep 30, 2021 Revenue, Americas Segment $ 10,131.5 $ 10,226.3 Revenue, International Segment 3,101.7 3,112.6 Less: pass-through revenues, Americas Segment (6,440.6) (6,629.4) Less: pass-through revenues, International Segment (622.5) (603.1) NSR (Revenue, net of pass-through revenues) $ 6,170.1 $ 6,106.4 Income from Operations, Americas Segment $ 600.3 $ 643.0 Income from Operations, International Segment 136.5 177.0 Noncore operating losses & transaction related expenses (0.1) – Amortization of intangible assets 24.0 22.6 Adjusted income from segment operations $ 760.7 $ 842.6 NSR Operating Margin 12.3% 13.8% Reconciliation of Adjusted EBITDA Twelve Months Ended Sep 30, 2020 Sep 30, 2021 Net income attributable to AECOM from continuing operations $ 170.4 $ 294.7 Income tax expense 45.7 89.0 Depreciation and amortization 192.7 176.9 Interest income (10.3) (6.7) Interest expense 159.8 238.3 Amortized bank fees included in interest expense (6.2) (11.4) Noncore operating losses & transaction related expenses 5.6 – Restructuring costs 188.4 48.9 Adjusted EBITDA $ 746.1 $ 829.7 Reconciliation of Adjusted EPS Twelve Months Ended Sep 30, 2020 Sep 30, 2021 Net income attributable to AECOM from continuing operations $ 1.06 $ 1.97 per diluted share Per diluted share adjustments: Noncore operating losses & transaction related expenses 0.03 – Accelerated depreciation of project management tool 0.18 – Restructuring costs 1.17 0.33 Amortization of intangible assets 0.15 0.15 Prepayment premium on debt 0.10 0.79 Financing charges in interest expense 0.04 0.08 Tax effect of the above adjustments (0.43) (0.35) Valuation allowances and other tax only items (0.15) (0.15) Adjusted net income attributable to AECOM from continuing operations, per diluted share $ 2.15 $ 2.82 Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow Twelve Months Ended Sep 30, 2020 Sep 30, 2021 Net cash provided by operating activities $ 329.6 $ 704.7 Capital expenditures, net (110.8) (121.4) Working capital adjustment from sale of Management Services business 122.0 – Free cash flow $ 340.8 $ 583.3 XV

13355 NOEL ROAD, SUITE 400
DALLAS, TEXAS 75240
Dear AECOM Stockholder:
You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) of AECOM, which will be held on Tuesday, March 1, 2022, at 9:00 a.m. Central Time.
The 2022 Annual Meeting will be a completely virtual meeting, conducted via live webcast. The virtual meeting format allows all of our stockholders the opportunity to participate in the annual meeting no matter where they are located. You will be able to attend the annual meeting, vote, and submit questions during the meeting by visiting https://meetnow.global/M6FXXCA. Further information regarding attendance, including how to access the virtual meeting, is set forth in the “Attending the Virtual Annual Meeting” section of the attached Proxy Statement.
Details of the business to be conducted at the 2022 Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and the attached Proxy Statement.
Whether or not you plan to attend the 2022 Annual Meeting, it is important that your shares be represented. The attached Proxy Statement contains details about how you may vote your shares.
Sincerely,
W. Troy Rudd
Chief Executive Officer

13355 NOEL ROAD, SUITE 400
DALLAS, TEXAS 75240
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 1, 2022
The 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) of AECOM (the “Company,” “our” or “we”) will be held on Tuesday, March 1, 2022, at 9:00 a.m. Central Time, virtually by live webcast. You will be able to attend the annual meeting, vote, and submit questions during the meeting by visiting https://meetnow.global/M6FXXCA. At the 2022 Annual Meeting, you will be asked to:
1.
Elect each of the 10 director nominees named in the Proxy Statement accompanying this notice to the Company’s Board of Directors to serve until the Company’s 2023 Annual Meeting of Stockholders.

The Board of Directors recommends that you vote FOR each of the director nominees.
2.
Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2022.

The Board of Directors recommends that you vote FOR the ratification of the selection of Ernst & Young LLP.
3.
Vote to approve the Company’s executive compensation, on an advisory basis.

The Board of Directors recommends that you vote FOR the Company’s executive compensation on an advisory basis.
We will also attend to any other business properly presented at the 2022 Annual Meeting. The foregoing items of business are more fully described in the Proxy Statement that is attached to, and a part of, this notice.
Only common stockholders of record at the close of business on January 5, 2022 can vote at the 2022 Annual Meeting or any adjournment or postponement thereof.
By order of the Board of Directors,
Manav Kumar
Corporate Secretary
Dallas, Texas
January 20, 2022

Proxy Statement Summary
Meeting Information
Record Date:	January 5, 2022
Meeting Date:	March 1, 2022, 9:00 a.m. (Central Time)
Location:
Virtual live webcast.   You will be able to attend the annual meeting, vote, and submit questions during the meeting by visiting https://meetnow.global/M6FXXCA. Further information regarding attendance, including how to access the virtual meeting, is set forth in the “Attending the Virtual Annual Meeting” section of the Proxy Statement.

This summary highlights information contained elsewhere in our Proxy Statement and does not contain all of the information that you should consider. We encourage you to read the entire Proxy Statement carefully before voting. We made this Proxy Statement first available to stockholders on January 20, 2022.
Stockholder Voting Matters
Proposal Number	Description	Board’s Voting Recommendation	Page Reference
1	Elect directors to serve until our 2023 Annual Meeting of Stockholders.	FOR EACH	13
2	Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for Fiscal Year 2022.	FOR	22
3	Advisory vote to approve our executive compensation.	FOR	24
How to Vote
Vote Online You can vote your shares online by following the instructions on your proxy card (www.envisionreports.com/ACM).
Vote by Phone You can vote your shares by phone by following the instructions on your proxy card (1-800-652-8683).

Vote by Mail
You can vote your shares by mail by requesting a printed copy of the proxy materials and signing, dating and mailing the enclosed proxy card to:
Proxy Services
C/O Computershare Investor Services
P.O. Box 43101
Providence, RI 02940-5067

Your Vote is Important

Whether or not you plan to attend the 2022 Annual Meeting, we request that you vote (a) by Internet, (b) by telephone or (c) by requesting a printed copy of the proxy materials and using the proxy card or voting instruction card enclosed therein as promptly as possible in order to ensure your representation at the 2022 Annual Meeting.
You may revoke your proxy at any time before it is exercised by giving our Corporate Secretary written notice of revocation, submitting a later dated proxy by Internet, telephone or mail or by attending the 2022 Annual Meeting and voting.
Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the 2022 Annual Meeting, you must obtain from the record holder a proxy issued in your name.

Our Current Board of Directors
Name	Age	Director Since	Primary (or Former) Occupation	Independent	Committee Memberships
Bradley W. Buss	58	2020	Former Chief Financial Officer of SolarCity Corporation and former Chief Financial Officer of Cypress Semiconductor Corporation	Yes	CO, NG*
Robert G. Card	68	2019	President, The Card Group LLC; Former President and Chief Executive Officer of SNC-Lavalin	Yes	A, SRS*
Diane C. Creel	73	2021	Former Chairman and Chief Executive Officer of Ecovation	Yes	A, NG
Jacqueline C. Hinman**	60	2019	Former Chairman, President and Chief Executive Officer of CH2M HILL Companies, Ltd.	Yes	CO, NG
Lydia H. Kennard	67	2020	Founder and Chief Executive Officer of KDG Construction Consulting	No	SRS
W. Troy Rudd	57	2020	Chief Executive Officer, AECOM	No	None
Clarence T. Schmitz	73	2014	Co-Founder and Former Chief Executive Officer, Outsource Partners International Inc.	Yes	A*, CO
Douglas W. Stotlar†	61	2014	Former President and Chief Executive Officer, Con-way Inc.	Yes	A, NG
Daniel R. Tishman	66	2010	Principal and Vice Chairman of Tishman Holdings Corporation	Yes	CO*, SRS
General Janet C. Wolfenbarger	63	2015	General (Retired), United States Air Force	Yes	NG, SRS
Sander van ’t Noordende	58	2021	Former Global Chief Executive of Products Operating Group at Accenture	Yes	CO, SRS
A = Audit Committee CO = Compensation and Organization Committee NG = Nominating and Governance Committee	SRS = Safety, Risk and Sustainability Committee * = Committee Chair † = Chairman of the Board	** = Director is not standing for re-election at the 2022 Annual Meeting.

Commitment to Best-in-Class Governance
AECOM prioritizes direct engagement between management and the Board with our stockholders. As a result of this engagement and our commitment to best-in-class governance, we have separate Chairman and CEO roles, an established commitment to Board diversity and Environmental, Social and Governance (ESG) initiatives, majority voting in uncontested director elections, proxy access, stockholder rights to call a special meeting, and do not have supermajority voting provisions to approve business combinations. This strong governance structure helps safeguard and promote the long term interests of AECOM and all stockholders.
Strengthened Commitment to ESG	2021
✔
Established Board-level oversight responsibility for the Company’s ESG efforts and strategy within the Safety, Risk and Sustainability Committee

✔
Formed an internal Global ESG Council co-led by Company President Lara Poloni and Chief Legal Officer David Gan to elevate commitment to ESG throughout the Company

✔
Incorporated ESG-related key performance indicators (KPIs) in compensation metrics for CEO and key NEOs

✔
Published first global ESG report that includes disclosures aligned with the TCFD and SASB reporting frameworks

Separation of Chairman and Chief Executive Officer Roles	2020	✔ Roles of Chairman and Chief Executive Officer were separated in August 2020 upon the appointment of W. Troy Rudd as Chief Executive Officer and Douglas W. Stotlar as Chairman of the Board
Strengthened Commitment to Board Diversity	2020
✔
Corporate Governance Guidelines amended to provide that the Board should be comprised of individuals with diverse backgrounds and perspectives and should include representation of individuals from underrepresented communities, including people of different genders, experiences, ages, races and ethnic backgrounds.

✔
Four out of the 10 nominees for election as directors at the 2022 Annual Meeting are diverse, consisting of three women, including one African American woman, and one director who self-identifies as LGBTQ+.

Adopted Majority Voting	2018	✔ Adopted majority voting in uncontested elections of directors
Adopted Proxy Access for Director Nominations	2017
✔
Stock ownership threshold of 3%

✔
Holding period of 3 years

✔
May submit nominees consisting of up to 20% of our Board or two directors

✔
Up to 20 stockholders may group together to reach 3% stock ownership threshold

Adopted Right to Call a Special Meeting of Stockholders	2017	✔ Stockholders owning 25% or more of our shares may request a special meeting of stockholders
Removed Supermajority Provision to Approve Business Combinations	2017	✔ Supermajority provision to approve business combinations was eliminated

Corporate Governance Information
Criteria	Detail
Audit, Compensation and Organization, and Nominating and Governance Committees Consist Entirely of Independent Directors	Yes
Annual Election of All Directors	Yes
Annual Advisory Say-on-Pay Vote	Yes
All Directors Attended More Than 75% of Meetings Held	Yes
Independent Directors Meet Regularly in Executive Session	Yes
Annual Board and Committee Self Evaluations	Yes
Code of Business Conduct and Ethics	Yes
Corporate Governance Guidelines	Yes
Stock Ownership Guidelines for Directors and Executive Officers	Yes
Stockholder Rights Plan (Poison Pill)	No
Proxy Access	Yes
Stockholder Right to Call a Special Meeting	Yes
Supermajority Provision to Approve Business Combinations	No
Adopted Majority Voting in Uncontested Director Elections	Yes
Separation of CEO and Chairman Roles	Yes

Executive Compensation Practices
Our executive compensation program provides competitive packages that attract, motivate, reward and retain key talent critical to achieving long term strategic objectives, meeting our ongoing commitment to sustainability, diversity, and inclusion, and creating long term shareholder value.
What We Do:

✔
Pay-for-Performance — We condition a majority of the compensation opportunities for our Named Executive Officers (NEOs) on the achievement of earnings, cash flow, Return on Invested Capital (“ROIC”), and Relative Total Shareholder Return (“TSR”).

✔
Rigorous Goal Setting — We undergo a detailed process of analyzing and reviewing a number of factors including, but not limited to our short and long term financial plan; investor input, feedback and expectations; industry and peer performance; benchmarking; and overall achievability.

✔ Stockholder Engagement — We engage with stockholders throughout the year, including direct outreach to stockholders that represent the ownership of more than 50% of our stock.

✔
Stock Ownership Guidelines — We have stock ownership guidelines that require NEOs to maintain a significant equity stake in the Company. The CEO ownership guideline is six times base salary and the guideline for other NEOs is three times base salary.

✔ Independent Consultant — We utilize the services of an independent compensation consultant who does not provide any other services to the Company.

✔
Clawback Policy — We maintain a clawback policy that allows us to recoup a portion of the short term cash and long term equity incentive based compensation awards paid to current and former officers who are subject to reporting under Section 16 of the Exchange Act during the three fiscal years before an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws.

✔ Risk Assessment — Our compensation consultant performs an independent risk assessment of compensation programs.
✔ Competitive Analysis — We annually seek to understand labor market trends pertaining to amount and form of executive pay delivery through comprehensive competitive analyses.
✔ Annual Say-on-Pay Vote — We have a policy to hold an advisory vote to approve the Company’s executive compensation on an annual basis.
What We Don’t Do:

✘
Dividends and Dividend Equivalents — Our stock plan prohibits the payout of dividends or dividend equivalents on unvested long term incentive equity awards unless and until the underlying award vests.

✘ Stock Option Repricing — Our stock plan prohibits re-pricing underwater stock options or stock appreciation rights without stockholder approval.

✘
Single Trigger Equity Acceleration — We do not maintain plans or agreements that provide for automatic “single trigger” equity acceleration or bonus payments in connection with a change in control (rather, any payment of benefit requires a qualifying termination of employment in connection with a change in control known as “double trigger”).

✘ Tax Gross-Ups — We do not provide tax gross-ups to NEOs on change in control payments.

✘
Hedging and Pledging — We prohibit hedging transactions involving AECOM common stock and do not allow trading in puts, calls, options or other similar transactions. In addition, we prohibit the pledging of AECOM common stock except in certain limited circumstances subject to Company approval and demonstration of the ability to repay the applicable loan without selling such securities.

Environmental, Social and Governance Matters
We are committed to being a leader in environmental sustainability, social responsibility, and corporate governance, and strive to make a positive, lasting impact on society and the environment. Sustainability and resilience in the world’s built and natural environments are at the core of what we do and how we operate — focusing on the environmental, social and governance impacts of our business. Through our projects and our operations, we have both a significant opportunity and a responsibility to protect, enhance and restore the world’s natural and social systems.
We are committed to addressing the effects of climate change and biodiversity as key priorities for our sustainability program by improving resilience and working to advance ambitious greenhouse gas emissions reduction targets. We were the first company in the engineering sector to have set emissions reduction targets approved by the Science Based Targets Initiative (SBTi), designed to meet the goals of the Paris Agreement on climate change. Through this and other enterprise initiatives, we announced even more ambitious targets as part of our Sustainable Legacies strategy. In 2021, we achieved our goal of becoming operationally net zero in our Scope 1 and 2 emissions, and we have committed to accomplish the same in our Scope 3 emissions by 2030. These targets build upon our commitments as a signatory to the UN Global Compact.
In addition, we continue to invest in proprietary innovations and solutions to combat globally pervasive emerging contaminants, such as our patented DE-FLUOROTM water treatment solution to destroy per- and polyfluoroalkyl substances (PFAS) on-site.
Formation of Our ESG Council
We have established an internal Global ESG Council to coordinate and drive consistent execution of our ESG initiatives across AECOM enterprise wide. The Council’s functions include: (i) assessing the impact of the Company’s services and operations and advising on how the Company may enhance its ESG performance; (ii) advising on appropriate global ESG goals, commitments and targets; (iii) shaping the Company’s ESG messaging and disclosure; (iv) assessing the potential impact of climate change on the Company’s services and operations and providing a global forum to share ideas on how the Company’s unique offerings and solutions can enable mitigation, adaptation and resilience to climate change that will develop and support buildings, infrastructure assets and communities; and (v) providing a framework for evaluating client opportunities to ensure that they align with our ESG goals. The Council is composed of employees with relevant professional expertise and experience including strategic and end market leadership; consulting expertise; operations; procurement, real estate and facilities management and other corporate functions. Our Board, including through its Safety, Risk and Sustainability Committee, has oversight over ESG matters. Additional information regarding our ESG initiatives is located on the investor relations section of our website, at https://investors.aecom.com/esg.
Commitment to Our People (Human Capital Management)
Our principal asset is our employees, and the vast majority of our employees have technical and professional backgrounds, certifications, years of apprenticeship training, and undergraduate and/or advanced degrees. At the end of our fiscal 2021, we employed approximately 51,000 persons. We believe that the quality and level of service that our professionals deliver are among the highest in our industry.
We are committed to enhancing our position as a leading employer in our industry. The foundation of our continuing success is our ability to attract and retain the industry’s best, diverse talent by offering a compelling employee value proposition that promises competitive pay and benefits, flexibility and a foundation of learning and career growth, an inclusive culture that supports well-being and encourages collaboration and innovation, and a shared commitment to our values and purpose. This understanding informs our approach to managing our human capital resources. Our human capital objectives and initiatives are overseen by our Board as per our Corporate Governance Guidelines.
Health and Safety.   Core to our corporate values is safeguarding our people and fostering a culture of caring that promotes the well-being of our employees, contractors and business partners. We safeguard our people, projects and reputation by striving for zero employee injuries and illnesses, while operating and delivering our work responsibly and sustainably. We work to maintain our industry’s best-in-class lost workday case and recordable incident rates, and our safety performance is consistently recognized by key clients across the regions where we work as well as by leading safety organizations.
Equity, Diversity and Inclusion.   We believe infrastructure creates opportunity for everyone and we are committed to advancing equity, diversity and inclusion within our organization and throughout our industry. We create safe and respectful work environments where our employees are invited to bring their talents, backgrounds and expertise to bear on some of the world’s most complex problems and where every person has the opportunity to thrive personally and professionally. We are advancing efforts globally in four key areas: 1) Building a workforce reflective of the communities we serve through our recruitment efforts, building leadership accountability, and partnering with nonprofit organizations and universities to build the talent pipeline for the future, 2) Enriching communities through pro-bono work, volunteerism, philanthropy and strategic partnerships, 3) Expanding understanding and empathy among employees through employee resource groups, ED&I events and celebrations, and family-friendly benefit policies, and 4) Prioritizing social equity and impact in the projects we pursue and the innovative solutions we deliver.
Freedom to Grow.   As a result of the pandemic, the concept of work is changing, employee values are shifting, and offices are no longer the only workplace. A key factor in our ability to attract and retain top talent is offering flexible or hybrid work options. Freedom to Grow is our global framework designed to support employees in finding the balance and flexibility they need to do their best, deliver for clients, and bring their whole selves to work. Starting with giving employees flexibility in where and when they work — a desire expressed in surveys conducted throughout the past several years — employees and managers can evaluate work schedules and work locations and align on an approach that prioritizes client and team responsibilities while supporting individual needs.

Workplace of the future.   Drawing on the experiences of our teams and our clients during the pandemic, we developed a space and technology framework that allows for seamless connectivity between home offices, company offices and client sites, and a new global workplace design that accounts for reduced capacity requirements and prioritizes sustainability, collaboration and engagement. We are also advancing initiatives to enable the digital delivery of our work by establishing best practices and governance protocols for the digital reuse of core elements of the design process.
Employee experience.   We continue to enhance our employee programs, workplace culture and digital technologies to support employees and managers with tools and resources they need to deliver excellence for their clients and teams. These efforts include employee safety, health and well-being programs to support employees and their families during the Covid-19 pandemic and beyond, expanding access to and developing professional and technical training programs through our online education portal, AECOM University, delivering new digital tools to enhance connectivity, networking and collaborations among employees, and advancing management and leadership development programs.
Purpose and impact.   As the world’s trusted infrastructure consulting firm and a leader in ESG, we are determined and well-positioned to deliver positive, impactful and sustainable legacies for our company, our communities and our planet. Through strategic nonprofit partnerships, pro-bono work, skills-based volunteering and philanthropy, and Blueprint for a Better World, our corporate responsibility platform, we are focused on delivering access to safe and secure infrastructure to those who need it most, creating opportunity for the leaders of tomorrow and protecting our planet so that our company can fulfill its purpose to deliver a better world. As part of the Blueprint pro-bono program, our technical experts partner with nonprofit organizations in their local communities to provide critical design, engineering and infrastructure solutions. In addition, we have maintained our commitment to our enterprise strategic nonprofit partners — Engineers Without Borders and Water for People.
Workplace Accolades:

13355 NOEL ROAD, SUITE 400
DALLAS, TEXAS 75240
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD
MARCH 1, 2022
Introduction
This Proxy Statement is furnished in connection with the solicitation of proxies, on behalf of the Board of Directors of AECOM, a Delaware corporation (“we,” “our,” the “Company” or “AECOM”), for use at our 2022 Annual Meeting of Stockholders (“2022 Annual Meeting”) to be held on March 1, 2022, at 9:00 a.m. Central Time, or at any adjournment or postponement thereof. At the 2022 Annual Meeting, you will be asked to consider and vote on the matters described in this Proxy Statement and in the accompanying notice. The 2022 Annual Meeting will be held virtually online. You will be able to attend the annual meeting, vote, and submit questions during the meeting by visiting https://meetnow.global/M6FXXCA. Only common stockholders of record at the close of business on January 5, 2022, which is the record date for the 2022 Annual Meeting, are permitted to vote at the 2022 Annual Meeting and any adjournment or postponement thereof.
The Company’s Board of Directors (the “Board of Directors” or “Board”) is soliciting your vote to:
1.
Elect each of the 10 director nominees named in this Proxy Statement to the Company’s Board of Directors to serve until the Company’s 2023 Annual Meeting of Stockholders.

2.
Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2022.

3.
Approve the Company’s executive compensation, on an advisory basis.

We utilize the U.S. Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this e-proxy process expedites stockholders’ receipt of proxy materials while also lowering the costs and reducing the environmental impact of our annual meeting. On January 20, 2022, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record as of January 5, 2022 and posted our proxy materials on the website referenced in the Notice. As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.
The Notice of Internet Availability of Proxy Materials, Proxy Statement and our Annual Report on Form 10-K are available at investors.aecom.com.

Annual Meeting Information

Proxies

You may vote your shares at the 2022 Annual Meeting or by proxy if you are a record holder. There are three ways to vote by proxy: (1) on the Internet by following the instructions on the Notice or proxy card, (2) by telephone by calling 1-800-652-8683 and following the instructions on the Notice or proxy card or (3) by requesting a printed copy of the proxy materials and signing, dating and mailing the enclosed proxy card to the address accompanying your proxy materials. If your shares are held in the name of a bank, broker or another holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Internet and telephone voting will also be offered to stockholders owning shares through certain banks and brokers.
You may revoke your proxy at any time before it is exercised at the 2022 Annual Meeting by (1) giving our Corporate Secretary written notice of revocation, (2) delivering to us a signed proxy card with a later date, (3) granting a subsequent proxy through the Internet or telephone or (4) attending the 2022 Annual Meeting and voting. Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to AECOM, 13355 Noel Road, Suite 400, Dallas, Texas 75240, Attention: Corporate Secretary.
All shares represented by valid proxies received and not revoked before they are exercised will be voted in the manner specified in the proxy. Other than with respect to certain trustees who hold our shares in trust, if you submit proxy voting instructions but do not direct how to vote on each item, the persons named as proxies will vote in favor of each of the proposals. Our Board is unaware of any matters other than those described in this Proxy Statement that may be presented for action at our 2022 Annual Meeting. If other matters do properly come before our 2022 Annual Meeting, however, it is intended that shares represented by proxies will be voted in the discretion of the proxy holders.
If you are a beneficial owner and hold your shares in the name of a bank, broker or another holder of record and do not return the voting instruction card, the broker or another nominee may vote your shares on each matter at the 2022 Annual Meeting for which he or she has the requisite discretionary authority. Under applicable rules, brokers have the discretion to vote on routine matters, which include the ratification of the selection of the independent registered public accounting firm. Brokers will not have the discretion to vote on any of the other proposals presented at the 2022 Annual Meeting.

Solicitation of Proxies

We will pay the entire cost of soliciting proxies. In addition to soliciting proxies by mail and by the Internet, we will request banks, brokers and other record holders to send proxies and proxy materials to the beneficial owners of our common stock and to secure their voting instructions, if necessary. We will reimburse record holders for their reasonable expenses in performing these tasks. We have agreed to pay Innisfree M&A Incorporated $25,000 plus reasonable expenses, costs and disbursements for various proxy solicitation services associated with the 2022 Annual Meeting. If necessary, we may use our regular employees, who will not be specially compensated, to solicit proxies from stockholders, whether personally or by telephone, letter or other means.

Record Date and Voting Rights

Our Board has fixed January 5, 2022 as the record date for determining the stockholders who are entitled to notice of, and to vote at, our 2022 Annual Meeting. Only common stockholders of record at the close of business on the record date will receive notice of, and be able to vote at, our 2022 Annual Meeting. As of the record date, there were 141,290,769 shares of our common stock outstanding held by 1,652 record holders. A majority of the stock issued and outstanding and entitled to vote must be present at our 2022 Annual Meeting, either in person or by proxy, in order for there to be a quorum at the meeting. Each share of our outstanding common stock entitles its holder to one vote. Shares of our common stock with respect to which the holders are present at our 2022 Annual Meeting but not voting, and shares for which we have received proxies but with respect to which holders of the shares have abstained, will be counted as present at our 2022 Annual Meeting for the purpose of determining whether a quorum exists. “Broker non-votes” will also be counted as present for the purpose of determining whether a quorum exists. Broker non-votes are shares of common stock held by brokers or nominees over which the broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions from the beneficial owner.
Our Board urges you to vote promptly by either (1) electronically submitting a proxy or voting instruction card over the Internet, (2) by telephone or (3) by delivering to us or to your broker, as applicable, a signed and dated proxy card.
Votes will be tabulated by the inspector of election appointed for the 2022 Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Attending the Virtual Annual Meeting

Stockholders of record at the close of business on January 5, 2022, will be able to attend the annual meeting, vote, and submit questions during the 2022 Annual Meeting by visiting https://meetnow.global/M6FXXCA at the meeting date and time. You should ensure that you have a strong internet connection wherever you intend to participate in the meeting. Please note that Internet Explorer is not a supported browser for accessing the virtual meeting website.
You should also give yourself enough time to log in and ensure that you can hear streaming audio prior to the start of the meeting. We encourage you to access the 2022 Annual Meeting online prior to the start time. The only item of information needed to access the virtual annual meeting from the website is the control number, which is the 15-digit number located in the shaded bar on the Notice you receive or on the proxy card.
Have the Notice or proxy card available when you access the website and then follow the instructions. If you are a stockholder of record, you are already registered for the virtual meeting. If you hold your shares beneficially, you must register in advance to attend the virtual meeting, vote, and submit questions. To register in advance, you must obtain a legal proxy from the broker, bank, or other nominee that holds your shares giving you the right to vote the shares. You must forward a copy of the legal proxy along with your email address to Computershare. Requests for registration should be directed to:
Computershare
AECOM Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on February 24, 2022.
Even if you plan to attend the virtual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.
Stockholders of record and beneficial owners who duly registered to attend the 2022 Annual Meeting will be able to vote their shares and submit questions at any time during the virtual meeting by following the instructions on the website referenced above. You will be able to vote your shares electronically while attending the 2022 Annual Meeting via the virtual meeting platform by following the instructions on the website. You may also submit questions in advance of the 2022 Annual Meeting beginning approximately two weeks prior to the meeting by logging into https://meetnow.global/M6FXXCA and following the instructions on the website.
Our aim is to offer shareholders rights and participation opportunities during our virtual annual meeting that are comparable to those that have been provided at our past in-person annual meetings of shareholders, using online tools to facilitate shareholder access and participation. We will answer questions that comply with the meeting rules of conduct during the annual meeting of stockholders, subject to time constraints. If we receive substantially similar questions, we will group such questions together. Questions relevant to meeting matters that we do not have time to answer during the meeting will be posted to our website following the meeting. Questions regarding personal matters or matters not relevant to meeting matters will not be answered.
If you have technical difficulties or trouble accessing the virtual meeting, you can access support by calling 888-724-2416 (domestic) or +1-781-575-2748 (international).

Year End Reporting Convention

We report our results of operations based on 52- or 53-week periods ending on the Friday nearest September 30. For clarity of presentation, all periods are presented as if the fiscal year ended on September 30. Fiscal 2021 consisted of a 52-week period.

Majority Voting; Director Resignation Policy

In uncontested elections, directors will be elected by a majority of the votes cast, which means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. In uncontested elections, any director who is not elected by a majority of the votes is expected to tender his or her resignation to the Nominating and Governance Committee (“Nominating Committee”). The Nominating Committee will recommend to the Board whether to accept or reject the resignation offer, or whether other action should be taken. The Board will act on the Nominating Committee’s recommendation within 90 days following certification of the election results.

Proposal 1
Election of Directors
We are nominating 10 directors for election to our Board, all of whom are current members of our Board that are standing for re-election at the 2022 Annual Meeting. Directors elected at the 2022 Annual Meeting will serve until the 2023 Annual Meeting of Stockholders and until their successors are duly elected and qualified. If a quorum is present at our 2022 Annual Meeting, the directors will be elected by a majority of the votes cast, which means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director, with any director who is not elected by a majority of the votes cast being expected to tender his or her resignation to the Nominating Committee. The Nominating Committee will recommend to the Board whether to accept or reject the resignation offer, or whether other action should be taken. The Board will act on the Nominating Committee’s recommendation within 90 days following certification of the election results.
Shares represented by proxies will be voted, if authority to do so is not withheld, for the election of each of the director nominees named in this Proxy Statement. The size of our Board is currently 11 directors. As previously announced, in October 2021, Jacqueline Hinman notified us that she would not stand for re-election to the Board at the 2022 Annual Meeting. Accordingly, we are nominating 10 director nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each of the nominees has consented to serve as a director if elected, and management has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director, except as set forth in the remainder of this paragraph. In the event that any nominee is unavailable for re-election as a result of an unexpected occurrence, shares will be voted for the election of such substitute nominee as our Board may propose.

Director Qualifications

The Board believes that its members should collectively possess a combination of the skills, professional experience and diversity of backgrounds necessary to oversee the Company’s business. The Nominating Committee is responsible for developing and recommending Board membership criteria to the full Board for approval. The criteria, which are set forth in the Company’s Corporate Governance Guidelines, include the highest professional and personal ethics and values, commitment to enhancing stockholder value with sufficient time to effectively carry out his or her duties and business acumen. In considering director candidates, the Nominating Committee looks for business experience and skills, judgment, integrity, an understanding of such areas as finance, marketing, regulation and public policy and the absence of potential conflicts with the Company’s interests. In particular, the Nominating Committee seeks candidates that have skills/experience in the following areas, each of which it is views as particularly important: senior leadership experience, industry experience, public company experience, financial expertise, government/regulatory expertise and international expertise. The Nominating Committee believes that it is essential that Board members represent diverse viewpoints and backgrounds.
The Nominating Committee periodically reviews the appropriate skills and characteristics required of Board members in the context of the current composition of the Board, the operating requirements of the Company and the long term interests of the Company’s stockholders. In conducting this assessment, the Nominating Committee considers diversity, skills and such other factors as it deems appropriate to maintain a balance of knowledge, experience and capabilities. This periodic assessment enables the Board to update the skills and experience it seeks in the Board, as a whole and in individual directors, as the Company’s needs evolve over time and to assess the effectiveness of efforts at pursuing diversity. From time to time, while identifying director candidates, the Nominating Committee may establish specific skills and experience that it believes the Company should seek to constitute a balanced and effective Board.

Board Skills and Experience
Board members should possess a combination of the skills, professional experience and diversity of backgrounds necessary to oversee AECOM’s business. The following sections summarize the specific skills, professional experience and background information of each director nominee that led the Board of Directors to conclude that each such person should serve on the Board of Directors.
	Bradley W. Buss	Robert C. Card	Diane C. Creel	Lydia H. Kennard	W. Troy Rudd	Clarence T. Schmitz	Douglas W. Stotlar	Daniel R. Tishman	Sander van ’t Noordende	General Janet C. Wolfenbarger
Corporate Governance Considerations
Independent Director	✓	✓	✓			✓	✓	✓	✓	✓
Financially Literate (NYSE Rules)	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Experience
Senior Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Chief Executive Officer (CEO)		✓	✓	✓	✓	✓	✓	✓
Public Company (Board or Executive)	✓	✓	✓	✓	✓	✓	✓		✓
Government		✓		✓						✓
International Operations	✓	✓	✓		✓	✓	✓		✓	✓
Strategic Experience
Financial	✓	✓	✓	✓	✓	✓	✓	✓	✓
Industry / Project Delivery		✓	✓	✓	✓			✓	✓	✓
Infrastructure		✓	✓	✓	✓			✓
Regulatory		✓	✓	✓	✓	✓	✓	✓		✓
Strategy & Business Development	✓	✓	✓	✓	✓	✓	✓	✓	✓
Customer Experience		✓	✓	✓	✓	✓	✓	✓	✓
Talent & Organization Development		✓	✓	✓	✓	✓	✓	✓	✓	✓
Risk Management	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Nominees for Election at the 2022 Annual Meeting

Board Diversity

As part of our efforts to promote diversity on our Board, nominees for election as directors at the 2022 Annual Meeting include three women, including one African American woman, and one director who self-identifies as LGBTQ+.

Nominees for Directors
The following section sets forth certain background information on the 10 nominees for election as directors as well as each individual’s specific experience, qualifications and skills that led our Board to conclude that each such director nominee should serve on our Board. As previously announced, Ms. Hinman will not stand for re-election at the 2022 Annual Meeting.
Bradley W. Buss Age: 58 Director Since: 2020 Board Committees: • Compensation and Organization • Nominating and Governance (Chair)
Mr. Buss brings to our Board executive experience and extensive financial and accounting expertise with both public and private technology-focused companies in diverse industries. Mr. Buss’ prior experience as the Chief Financial Officer of publicly-traded companies and his prior and current service on public company boards enable him to provide valuable insight to our Board on issues that impact public companies.
Business Experience
SolarCity Corporation
•
Chief Financial Officer (2014 – 2016)

Cypress Semiconductor Corporation
•
Chief Financial Officer (2005 to 2014)

Public Boards
TuSimple (2020 – Present)
QuantumScape Corporation (2020 – Present)
Marvell Technology Group Ltd. (2018 – Present)
Advance Auto Parts, Inc. (2016 – 2021)
Cavium, Inc. (2016 – 2018)
Tesla, Inc. (2009 – 2019)
Private Boards and Community Service
Diamond Foundry (2018 – Present)
Education
Bachelor of Arts, Economics (McMaster University)
Business Administration Degree, Majoring in Finance and Accounting (University of Windsor)

Robert G. Card Age: 68 Director Since: 2019 Board Committee: • Audit • Safety, Risk, and Sustainability (Chair)
Mr. Card brings to our Board strong expertise in the architecture, engineering and construction industry through his leadership of infrastructure firms in Canada and the United States. Mr. Card’s public sector background adds valuable perspective in light of AECOM’s extensive work with government clients paired with substantial corporate board experience.
Business Experience
The Card Group LLC
•
President (2015 – Present)

SNC-Lavalin Group Inc.
•
President and Chief Executive Officer (2012 – 2015)

CH2M HILL Companies, Ltd.
•
President, Energy, Water and Facilities Divisions (2004 – 2012)

Public Service
U.S. Department of Energy
•
Under Secretary of Energy (2001 – 2004)

Public Boards
Amec Foster Wheeler plc (2017)
Private Boards and Community Service
Westinghouse Electric Company LLC (2018 – Present)
Longenecker & Associates LLC (2016 – Present)
CH2M Hill Companies, Ltd. (2005 – 2012)
Education
Bachelor of Science, Civil Engineering (University of Washington)
Master of Science, Civil and Environmental Engineering (Stanford University)

Diane C. Creel Age: 73 Director Since: 2021 Board Committee: • Audit • Nominating and Governance
Ms. Creel brings to our Board decades of experience in architecture and engineering. Her management experience includes operations, finance, marketing, international expansion and mergers and acquisitions.
Business Experience
Ecovation
•
Chairman and Chief Executive Officer (2003 – 2008)

Earth Tech, Inc.
•
Chairman and Chief Executive Officer (1992 – 2003)

•
Chief Operating Officer (1988 – 1992)

•
Vice President (1984 – 1988)

CH2M Hill
•
Director of Business Development (1978 – 1984)

Public Boards
TimkenSteel Corporation (2012 – Present)
EnPro Industries (2010 – Present)
Allegheny Technologies Incorporated (1998 – 2021)
URS Corporation (2014)
Foster Wheeler Ltd. (2004 – 2008)
Teledyne Corporation (1999 – 2005)
Goodrich Corporation (1997 – 2012)
Private Boards and Community Service
Lipscomb University Board of Trustees (2017 – Present)
Canyon Creek Foundation (2008 – Present)
Education
Bachelor of Arts, Journalism (University of South Carolina)
Master’s Degree, Communications (University of South Carolina)

Lydia H. Kennard Age: 67 Director Since: 2020 Board Committee: • Safety Risk and Sustainability
Ms. Kennard brings to our Board more than 40 years of executive and operational experience in real estate development and construction management. From her service on multiple public company boards, she adds important insights into operational requirements and challenges faced by public companies.
Business Experience
KDG Construction Consulting
•
Founder and Chief Executive Officer (1980 – 1994 and 2007 – Present)

KDG Aviation, LLC
•
Principal (2007 – Present)

Quality Engineering Solutions
•
President and CEO (2021 – Present)

Los Angeles World Airports
•
Executive Director (1999 – 2003 and 2005 – 2007)

Public Boards
Healthpeak Properties, Inc. (2018 – Present)
Prologis, Inc. (2004 – Present)
Freeport-McMoRan Inc. (2013 – Present)
URS Corporation (2007 – 2014)
Private Boards and Community Service
The University of Southern California, Life Trustee
Audit Committee of the Annenberg Foundation (2015 – Present)
Unihealth Foundation (1995 – Present)
California Air Resources Board (2004 – 2011)
Education
Bachelor of Arts, Urban Planning and Management (Stanford University)
Master’s Degree, City Planning (Massachusetts Institute of Technology)
Juris Doctorate (Harvard Law School)

W. Troy Rudd Age: 57 Director Since: 2020
Mr. Rudd brings to our Board a critical vantagepoint as Chief Executive Officer of the Company and, accordingly, the director closest to the Company’s day-to-day operations. Mr. Rudd has extensive executive experience in the engineering, design and construction sector, professional services sector, finance, public company matters, international business, strategic planning, and mergers and acquisitions.
Business Experience
AECOM
•
Chief Executive Officer and Director (2020 – Present)

•
Chief Financial Officer (2015 – 2020)

•
Chief Operating Officer, Design Consulting Services (“DCS”) Americas and Chief Financial Officer, DCS Global (2014 to 2015)

•
Senior Vice President, Corporate Finance and Treasurer (2012 – 2015)

•
Vice President, Financial Planning and Analysis (2009 – 2012)

KPMG LLP (1998-2009)
•
Partner

Public Boards
AECOM (2020 – Present)
Education
Bachelor of Science (University of British Columbia)
Master of Science, Taxation (Golden Gate University)

Clarence T. Schmitz Age: 73 Director Since: 2014 Board Committee: • Audit (Chair) • Compensation and Organization
Mr. Schmitz brings to our Board an extensive career in the professional services industry that spans four decades, with significant financial and global experience as an executive and board member, including service as National Managing Partner of KPMG LLP.
Business Experience
Outsource Partners International Inc.
•
Chairman, Co-Founder and Chief Executive Officer (2000 – 2011)

Jefferies Group Inc.
•
Executive Vice President and Chief Financial Officer (1995 – 2000)

KPMG LLP
•
National Managing Partner (1970 – 1995)

Private Boards and Community Service
KPMG LLP, Board of Directors (1990 – 1994)
CureSearch for Children’s Cancer, Chairman of Board of Trustees (1999 – 2005)
The City of Hope, Board of Trustees (1999 – 2004)
Education
Bachelor of Science, Accounting (Case Western Reserve University)

Douglas W. Stotlar Age: 61 Director Since: 2014 Board Committee: • Audit • Nominating and Governance
Mr. Stotlar brings to our Board substantial knowledge of the transportation sector. As a former Chief Executive Officer of a public company, Mr. Stotlar contributes valuable experience with corporate governance practices, labor and stockholder relations matters, as well as current legal and regulatory requirements and trends.
Business Experience
Con-way Inc.
•
President, Chief Executive Officer and Director (2005 – 2015)

Con-way Transportation Services Inc.
•
President and Chief Executive Officer (2004 – 2005)

•
Executive Vice President and Chief Operating Officer (2002 – 2004)

•
Executive Vice President of Operations (1997 – 2002)

Public Boards
Reliance Steel & Aluminum Co. (2016 – Present)
LSC Communications, Inc. (2016 – 2021)
URS Corporation (2007 – 2014)
Private Board and Community Service
Grieve Well (2009 – Present)
Stone Canyon Industries, LLC (2016 – Present)
Mauser Packaging Solutions (2017 – Present)
Reddy Ice (2019 – Present)
Education
Bachelor of Science, Business (The Ohio State University)

Daniel R. Tishman Age: 66 Director Since: 2010 Board Committee: • Compensation and Organization (Chair) • Safety Risk and Sustainability
Mr. Tishman brings to our Board strong knowledge, management, and operational experience in the construction management industry in particular on large-scale development projects such as the rebuilding of the World Trade Center site in New York City and other major projects.
Business Experience
Tishman Holdings Corporation
•
Chairman and Executive Vice President (1997 – Present)

Tishman Construction Corporation
•
Chairman of the Board and Chief Executive Officer (1991 – 2010)

AECOM
•
Vice-Chairman (2010 – 2018)

Private Boards and Community Service
NexWave Capital Partners LLC (2008 – Present)
Montefiore Medicine, Chairman of the Board of Trustees (2018 – Present)
Real Estate Board of New York (2014 – Present)
National September 11 Memorial & Museum (2005 – Present)
Natural Resources Defense Council (1997 – Present)
Education
Bachelor of Science, Ecology and Planning (Evergreen State College)
Master of Science, Environmental Studies (Lesley College)

Sander van ’t Noordende Age: 58 Director Since: 2021 Board Committee: • Compensation and Organization • Safety, Risk and Sustainability
Mr. van ’t Noordende brings to our Board deep leadership experience in the professional services sector, having served on Accenture’s global management committee for 13 years.
Business Experience
Randstad
•
Member of Supervisory Board (2021 – Present)

Accenture
•
Products Operating Group, Group Chief Executive (2013 – 2020)

•
Management Consulting, Group Chief Executive (2011 – 2013)

•
Resources Operating Group, Group Chief Executive (2006 – 2011)

•
Various leadership roles (1987 – 2006)

Public Boards
Randstad (2021 – Present)
Micro Focus (2020 – Present)
Private Board and Community Service
Virtusa (5/2021 – 12/2021)
Out and Equal (2021)
Education
Master’s Degree, Industrial Engineering, specializing in Finance and Marketing (Eindhoven University of Technology, Netherlands)

Gen. Janet C. Wolfenbarger Age: 63 Director Since: 2015 Board Committee: • Nominating and Governance • Safety, Risk and Sustainability
General Wolfenbarger brings to our Board a distinguished career as a senior leader in the military, including serving as the Air Force’s first female four-star general. In addition to significant international experience, these qualifications provide our Board with valuable government-related expertise supportive of the company’s global business operations and public-sector client roster.
Public Service
Air Force Materiel Command, Wright-Patterson Air Force Base
•
Commander, Air Force Materiel Command (2012 – 2015)

•
Commander, C17 Systems Group for the Aeronautical Systems Center (2002 – 2005)

•
Director, B2 System Program Office (2000 – 2002)

Pentagon
•
Military Deputy to the Assistant Secretary of the Air Force for Acquisition (2011 – 2012)

•
Service’s Director of the Acquisition Center of Excellence (2005 – 2006)

Private Boards and Community Service
KPMG LLP, Independent Director (2018 – Present)
Potomac Institute for Policy Studies (2021 – Present)
Massachusetts Institute of Technology Corporation, Member (2020 – Present) Falcon Foundation, Trustee (2016 – Present)
Education
Bachelor of Science, Engineering Sciences (U.S. Air Force Academy)
Master of Science, Aeronautics and Astronautics (Massachusetts Institute of Technology)
Master of Science, National Resource Strategy (National Defense University)

Vote Required and Recommendation of the Board of Directors

Directors are elected by a majority of the votes cast for and against by holders of shares entitled to vote at the 2022 Annual Meeting. This means that for each director the number of votes cast “FOR” the director must exceed the number of votes cast “AGAINST” the director. Abstentions and broker non-votes will not be considered votes cast.
The Board of Directors recommends that you vote FOR the election of each nominee for director.

Proposal 2
Ratification of Selection of Independent
Registered Public Accounting Firm
The Audit Committee of our Board has retained Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2022. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 1990. A representative of Ernst & Young LLP is expected to be present at the 2022 Annual Meeting, will have an opportunity to make a statement if the representative so desires, and will be available to respond to appropriate questions.

Reasons for the Proposal

The selection of our independent registered public accounting firm is not required to be submitted for stockholder approval, but the Audit Committee of our Board is seeking ratification of its selection of Ernst & Young LLP from our stockholders as a matter of good corporate practice. If stockholders do not ratify this selection, the Audit Committee of our Board will reconsider its selection of Ernst & Young LLP and will, in its sole discretion, either continue to retain this firm or appoint a new independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the Company’s best interests and the best interests of our stockholders.

Reasons for Recommendation to Appoint Ernst & Young as the Company’s Independent Registered Public Accounting Firm

As with previous years, the Audit Committee undertook a review of Ernst & Young LLP in determining whether to select Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2022 and to recommend ratification of its selection to the Company’s stockholders. In that review, the Audit Committee considered a number of factors including:
•
continued independence of Ernst & Young LLP;

•
length of time Ernst & Young LLP has been engaged by the Company;

•
senior management’s assessment of Ernst & Young LLP’s performance;

•
audit and non-audit fees;

•
capacity to appropriately staff the audit;

•
geographic and subject matter coverage;

•
lead audit engagement partner performance;

•
overall performance;

•
qualifications and quality control procedures; and

•
whether retaining Ernst & Young LLP is in the best interests of the Company and its stockholders.

Based upon this review, the Audit Committee believes that Ernst & Young LLP is independent and that it is in the best interests of the Company and our stockholders to retain Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal year 2022.
In accordance with the Sarbanes Oxley Act and the related SEC rules, the Audit Committee limits the number of consecutive years an individual partner may serve as the lead audit engagement partner to the Company. The maximum number of consecutive years of service in that capacity is five years. The current lead audit engagement partner is in his first year in that role.

Vote Required and Recommendation of the Board of Directors

The ratification of our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote on the proposal at the 2022 Annual Meeting. Abstentions will be counted as present and will have the effect of a vote against the proposal. Brokers have discretion to vote on the ratification of our independent registered public accounting firm and, as such, no votes on this proposal will be considered broker non-votes.
The Board of Directors recommends that you vote FOR the ratification of Ernst & Young LLP.

Proposal 3
Advisory Resolution to Approve
Executive Compensation
In accordance with Section 14A of the Exchange Act, we are asking our stockholders to approve, on an advisory basis, AECOM’s executive compensation as reported in this Proxy Statement.
At AECOM, executive compensation plans are driven by both short and long term financial performance metrics that are designed to incentivize our Named Executive Officers (NEOs) to maximize long term stockholder value creation. As such, based on direct stockholder feedback, AECOM’s executives are incentivized via an annual cash bonus plan and the grant of certain long term equity awards that now include without limitation the following performance metrics: adjusted earnings per share, cash flow, return on invested capital, and relative total shareholder return.
We urge stockholders to read the “Compensation Discussion and Analysis” section in this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the “Summary Compensation Table” and related compensation tables and narrative, which provide detailed information on the compensation of our NEOs. The Compensation and Organization Committee (“Compensation Committee”) and the Board believe that the policies, procedures and programs articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our NEOs reported in this Proxy Statement has supported and contributed to the Company’s success.
We are asking stockholders to approve the following advisory resolution at the 2022 Annual Meeting:
RESOLVED, that the stockholders of AECOM approve, on an advisory basis, the compensation of the Company’s Named Executive Officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company’s 2022 Annual Meeting of Stockholders.
This advisory resolution, commonly referred to as a “Say-on-Pay” resolution, is non-binding on the Company, the Board and the Compensation Committee and will not be construed as overruling a decision by, nor creating nor implying any additional fiduciary duty for the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee will review and consider the voting results on this proposal when evaluating our executive compensation program. The Board has adopted a policy of providing for annual “Say-on-Pay” advisory votes. Unless the Board modifies that policy on the frequency of “Say-on-Pay” advisory voting, the next “Say-on-Pay” frequency vote will occur in 2023.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the 2022 Annual Meeting is required to approve the advisory resolution on the Company’s executive compensation. Abstentions will be counted as present and will have the effect of a vote against the proposal. Broker non-votes will not be counted as participating in the voting on the proposal and will therefore have no effect on the outcome of the vote on the proposal.
The Board of Directors recommends that you vote FOR the advisory resolution to approve executive compensation.

Corporate Governance

Board Meetings

During our fiscal year ended September 30, 2021, our Board met seven times, the Audit Committee met five times, the Compensation Committee met three times, the Nominating Committee met four times and the Safety, Risk and Sustainability Committee met four times. Each incumbent director attended 100% of (except for two directors who attended more than 75% of) the aggregate of (1) the total number of meetings of our Board and (2) the total number of meetings held by all standing committees of the Board on which he or she served during fiscal year 2021.

Director Independence

Eight of the 10 director nominees are independent directors as defined in accordance with the listing standards of the NYSE. These standards provide that a director is independent only if our Board affirmatively determines that the director has no direct or indirect material relationship with the Company. They also specify various relationships that preclude a determination of director independence. Material relationships may include commercial, industrial, consulting, legal, accounting, charitable, family and other business, professional and personal relationships.
Applying these standards, our Board, upon the recommendation of our Nominating Committee, annually reviews the independence of our directors. In its most recent review, our Board considered, among other things, the employment relationships between the Company and our directors and their families; the other specific relationships that would preclude a determination of independence under the NYSE independence rules; any affiliation of the Company’s directors and their families with the Company’s independent registered public accounting firm, compensation consultants, legal counsel and other consultants and advisors; any transactions with directors and members of their families that would require disclosure in this Proxy Statement under U.S. Securities and Exchange Commission (“SEC”) rules regarding related party transactions; and the amount of our contributions to non-profit organizations of which some of our directors or members of their families are associated.
The Board determined that the following director nominees are independent as determined by the standards of the NYSE: Bradley W. Buss, Robert G. Card, Diane C. Creel, Clarence T. Schmitz, Douglas W. Stotlar, Daniel R. Tishman, Sander van ’t Noordende and General Janet C. Wolfenbarger.

Board Leadership Structure

The roles of Chairman and Chief Executive Officer have been separated since August 2020. This leadership structure gives primary responsibility for the operational leadership and strategic direction of the Company to our Chief Executive Officer, while the Chairman of the Board facilitates our Board’s independent oversight of management and promotes communication between management and our Board.
The Board has been, and continues to be, a proponent of Board independence. The Company’s corporate governance structures and practices provide for a strong, independent Board and include several independent oversight mechanisms, including only independent directors serving as committee chairs and the directors’ and committees’ ability to engage independent consultants and advisors. The Audit, Compensation and Nominating Committees are composed entirely of independent directors.

Executive Sessions

Executive sessions of non-employee directors are included on the agenda for every regularly scheduled Board and committee meeting and, during fiscal year 2021, executive sessions were held at each regularly scheduled Board and committee meeting. Executive sessions are chaired by the Chairman during Board meetings, and by the respective Committee Chair during committee meetings.

Board’s Role in Risk Oversight

The Board plays an active role, both as a whole and at the committee level, in overseeing management of the Company’s risks. Management is responsible for the Company’s day to day risk management activities. The Company relies on a comprehensive risk management process to aggregate, monitor, measure and manage risks. The risk management process is designed to enable the Board to establish a mutual understanding with management of the effectiveness of the Company’s risk management practices and capabilities, to review the Company’s risk exposure and to elevate certain key risks for discussion at the Board level. The full Board monitors risk through regular reports from each of the committee chairs and is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters, as disclosed in the below chart:

Board of Directors

Oversees major risks, including risks related to strategy, business portfolio, human capital and management succession.

Audit Committee

- Review AECOM's guidelines and policies with respect to risk assessment and risk management
- Review the integrity of the organization's financial reporting process
- Monitor and oversee AECOM's compliance with respect to applicable laws and legal compliance matters
- Oversee major litigation and investigations

Compensation and Organization Committee

- Oversee an annual assessment of risk relating to AECOM's compensation policies, programs and practices and report to the Board on the results of this assessment

Nominating and Governance Committee

- Develop and recommend to the Board for adoption the Corporate Governance Guidelines and codes of conduct and ethics applicable to AECOM
- Oversee AECOM's Government compliance activities and code of conduct and other compliance and ethics matters
- Board succession
- Lobbying

Safety, Risk and Sustainability Committee

- Review AECOM's safety and cybersecurity programs
- Enterprise risk management
- Review AECOM's environmental, social and governance (ESG) programs

We believe the division of risk management responsibilities described above provides an effective framework for evaluating and addressing the risks facing the Company, and that our Board leadership structure supports this approach because it allows our independent directors, through the independent committee chairs, to exercise effective oversight of the actions of management.

Risk Assessment of Compensation Policies and Practices

In fiscal year 2021, the Compensation Committee’s independent consultant, Exequity LLP, conducted a risk assessment of the Company’s compensation policies and practices as they apply to all employees, including executive officers. Exequity LLP reviewed the design features and performance metrics of our cash and stock-based incentive programs, along with the approval mechanisms associated with each, to determine whether any of these policies and practices could create risks that are reasonably likely to have a material adverse effect on the Company.
As part of the review, several factors were noted that reduce the likelihood of excessive risk-taking:
•
Our compensation mix is balanced among fixed components such as salary and benefits, annual incentive payments and long term incentives, including Performance Earning Program (“PEP”) awards and restricted stock units (“RSU”) granted under our stockholder-approved 2020 Stock Incentive Plan, which typically vest or are earned over three years.

•
The Compensation Committee has ultimate authority to determine, and reduce, if appropriate and consistent with applicable arrangements, compensation provided to our executive officers, including each of the NEOs.

•
The Compensation Committee, under its charter, has the authority to retain any advisor it deems necessary to fulfil its obligations and has engaged Exequity LLP as its independent consultant. Exequity performs services for the Compensation Committee as described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

•
Our annual incentive programs for employees are funded in the aggregate based on the results of key financial metrics. Individual payouts are based on a combination of financial metrics as well as qualitative factors.

•
Our long term equity incentive awards, including PEP awards and restricted stock units granted under our stockholder-approved 2020 Stock Incentive Plan, are all approved by either the Compensation Committee for our executive officers or by our Chief Executive Officer for nonexecutive officers.

•
Our NEOs are subject to stock ownership guidelines, our insider trading policy and our clawback policy.

Based on this assessment, the Company concluded that its compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Committees of the Board of Directors

The Board has four standing committees: the Audit Committee, the Compensation Committee, the Nominating Committee and the Safety, Risk and Sustainability Committee. In accordance with NYSE regulations, each member of the Audit Committee, the Compensation Committee, and the Nominating Committee has been determined by our Board to be “independent.” The committees operate under written charters that are available for viewing on the “Corporate Governance” area of the “Investors” section of our website at www.aecom.com.
The members of each of the standing committees are as follows:
Audit Committee
Clarence T. Schmitz, Chair
Robert G. Card
Diane C. Creel
Douglas W. Stotlar
Compensation and Organization Committee
Daniel R. Tishman, Chair
Bradley W. Buss
Jacqueline C. Hinman(1)
Clarence T. Schmitz
Sander van ’t Noordende

(1)
In October 2021, Ms. Hinman notified us of her decision not to stand for reelection at the 2022 Annual Meeting. Ms. Hinman will continue to serve as a director until the expiration of her term at the 2022 Annual Meeting.

Nominating and Governance Committee
Bradley W. Buss, Chair
Diane C. Creel
Jacqueline C. Hinman(1)
Douglas W. Stotlar
General Janet C. Wolfenbarger

(1)
In October 2021, Ms. Hinman notified us of her decision not to stand for reelection at the 2022 Annual Meeting. Ms. Hinman will continue to serve as a director until the expiration of her term at the 2022 Annual Meeting.

Safety, Risk and Sustainability Committee
Robert G. Card, Chair
Lydia H. Kennard
Daniel R. Tishman
General Janet C. Wolfenbarger
Sander van ’t Noordende

Audit Committee.   The Audit Committee, which is composed solely of independent directors as defined under Rule 10A-3(b)(1) of the rules of the U.S. Securities and Exchange Commission and the regulations of the NYSE, appoints the Company’s independent auditors, reviews the results and scope of the audit of our financial statements as well as other services provided by our independent auditors, reviews and approves audit fees and all non-audit services as well as reviews and evaluates our audit and control functions, including our internal audit function. Our Board has determined that Mr. Schmitz, Chair of the Audit Committee qualifies as an “audit committee financial expert” as defined by the rules under the Exchange Act. The “Report of the Audit Committee of the Board of Directors” is included in this Proxy Statement. Our Audit Committee held five meetings during fiscal year 2021.
Compensation and Organization Committee.   The Compensation Committee, which is composed solely of independent directors as defined under the regulations of the NYSE, oversees our compensation plans. Such oversight includes decisions regarding executive management salaries, incentive compensation and long term compensation plans, as well as Companywide equity plans for our employees. Grants of equity awards by the Compensation Committee under our compensation plans are approved solely by directors who are “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act. This committee also reviews the Board’s compensation plan for nonemployee directors and determines whether independent compensation consultants should be utilized. For further information regarding the Compensation Committee’s processes and procedures for determining executive and nonemployee director compensation, see the “Compensation Discussion and Analysis” section of this Proxy Statement. The “Report of the Compensation and Organization Committee of the Board of Directors” is included in this Proxy Statement. Our Compensation Committee held three meetings during fiscal year 2021.
Nominating and Governance Committee.   The Nominating Committee is composed solely of independent directors as defined under the regulations of the NYSE and is responsible for recruiting and retaining qualified persons to serve on our Board, including recommending such individuals to the Board for nomination for election as directors; for evaluating director independence; and for oversight of our compliance activities. The Nominating Committee also considers written suggestions from stockholders, including potential nominees for election, and oversees other governance programs such as the Company’s Corporate Governance Guidelines. This committee also conducts performance evaluations for directors being elected at each annual meeting of stockholders, and engages in succession planning for the Board and key leadership roles on the Board and its committees. Our Nominating Committee held four meetings during fiscal year 2021.
Safety, Risk and Sustainability Committee.   The Safety, Risk and Sustainability Committee oversees our corporate risk management, safety and sustainability programs and reviews the Company’s overall policies regarding safety, cybersecurity, enterprise risk management, and environmental, social and governance (ESG) programs and activities. Our Safety, Risk and Sustainability Committee held four meetings during fiscal year 2021.

Corporate Governance Guidelines

Our Board has adopted the Corporate Governance Guidelines, which set forth several important principles regarding our Board and its committees, including Board of Director membership criteria as well as other matters. Our Corporate Governance Guidelines are available for viewing on the “Corporate Governance” area of the “Investors” section of our website at www.aecom.com.

Codes of Conduct and Ethics

We have adopted a Code of Conduct that describes the professional, legal, ethical, financial and social responsibilities of all of our directors, officers and employees. We require all of our directors, officers and employees to read and acknowledge the Code of Conduct, and we provide regular compliance. Our directors, officers and employees are also encouraged to report suspected violations of the Code of Conduct through various means, including a toll-free hotline available 24 hour, 7 days a week in multiple languages, and they may do so anonymously. We do not tolerate acts of retaliation against anyone who makes an honest and sincere report of a possible violation of law or of our Code of Conduct or policies, or who participates in an investigation of possible wrongdoing. Many countries have enacted legislation to protect those who report misconduct, and we enforce any applicable protections afforded by such laws.

We also obtain year end affirmations from management personnel confirming compliance with the Code of Conduct. If we make substantive amendments to the Code of Conduct or grant any waiver, including any implicit waiver, to our principal executive, financial or accounting officer or persons performing similar functions or any director, we will disclose the nature of such amendment or waiver in a press release, on our website and/or in a report on Form 8-K in accordance with applicable rules and regulations. In addition, we have a separate Code of Ethics for Senior Financial Officers that specifies the required standards of conduct for employees with financial reporting responsibilities. We also have an Anticorruption Policy that provides specific guidance to help ensure that lawful and ethical business practices are followed while our employees conduct busines anywhere in the world. Our various policies are available for viewing on the “Ethics and Compliance” section of our website at www.aecom.com and in print to any stockholder that requests it. Any such request should be addressed to AECOM, 13355 Noel Road, Suite 400, Dallas, Texas 75240, Attention: Corporate Secretary.

Communications with the Board of Directors

Our stockholders or other interested parties may communicate with our Board, a committee of our Board or one or more directors by sending a letter addressed to the Board, a committee of our Board or one or more directors to AECOM, 13355 Noel Road, Suite 400, Dallas, Texas 75240, Attention: Corporate Secretary. All communications will be compiled by our Corporate Secretary and forwarded to the Board, the committee or the director, as appropriate.

Director Nominations, Board Refresh and Succession Planning

The Nominating Committee is charged with identifying, reviewing and recommending to the Board qualified individuals to become directors and regularly assessing the size and composition of the Board and recommending any changes to the Board. The Nominating Committee also engages in succession planning for the Board and key leadership roles on the Board and its committees.
The Nominating Committee reviews the appropriate skills and characteristics required of Board members in the context of the current composition of the Board, the operating requirements of the Company and the long term interests of the Company’s stockholders. In conducting this assessment, the Nominating Committee considers diversity, skills and such other factors as it deems appropriate to maintain a balance of knowledge, experience and capabilities. This periodic assessment enables the Board to update the skills and experience it seeks in the Board, as a whole and in individual directors, as the Company’s needs evolve over time and to assess the effectiveness of efforts at pursuing diversity. From time to time, while identifying director candidates, the Nominating Committee may establish specific skills and experience that it believes the Company should seek to constitute a balanced and effective Board.
It is our belief that members of the Board should have the highest professional and personal ethics and values. We believe that the Board should be comprised of individuals who are committed to enhancing stockholder value with sufficient time to effectively carry out their duties. While all directors should possess business acumen, the Board endeavors to include an array of targeted skills and experience in its overall composition. Criteria that the Nominating Committee looks for in director candidates include business experience and skills, judgment, integrity, an understanding of such areas as finance, marketing, regulation, end markets and public policy and the absence of potential conflicts with the Company’s interests. In particular, the Nominating Committee seeks candidates that have the following key skills and experience, each of which it is views as particularly important:
•
senior leadership experience;

•
industry experience;

•
public company experience;

•
financial expertise;

•
government/regulatory expertise; and

•
international expertise.

The Nominating Committee believes that it is essential that Board members represent diverse viewpoints and backgrounds. In identifying and selecting individuals, the Board and the Nominating Committee consider diversity, age, gender, skills, and such other factors as they deem appropriate to maintain a balance of knowledge, experience and capability. In addition, the Nominating Committee believes the Board should encompass individuals with diverse backgrounds and perspectives and representation of individuals from underrepresented communities. Diversity is an important consideration in the director nomination process because the Board believes that people of different genders, experiences, ages, races and ethnic backgrounds can contribute different, useful perspectives, while collaborating effectively to further the Company’s objectives.
Our Nominating Committee will consider stockholder nominations for directors. The Nominating Committee evaluates any such nominees that are properly submitted using the same criteria it otherwise employs, as described in our Corporate Governance Guidelines. Any recommendation submitted by a stockholder must include the same information concerning the potential candidate as is required when a stockholder wishes to nominate a candidate directly. In addition, any such recommendation must be received in the same time frame as is required by our Bylaws when a stockholder wishes to nominate a candidate directly. To be timely, the notice must be received by the close of business no fewer than 90 and no more than 120 days prior to the date of the first anniversary of the preceding year’s annual meeting of stockholders. However, in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 30 days after such anniversary date, or no annual meeting was held in the preceding year, notice by the stockholder to be timely must be received no more than 120 days prior to the date of the annual meeting and not less than the later of the close of business (a) 90 days prior to the date of the annual meeting and (b) on the 10th day following the day on which public announcement of the date of such meeting was first made by the Company.
To be in proper form, the notice must, as to each person whom the stockholder proposes to nominate for election or re-election as a director, set forth all information concerning such person as would be required in a proxy statement soliciting proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and all written and signed representations and all completed and signed questionnaires required pursuant to our Bylaws. In addition, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made, the notice must also state the name and address, as they appear on the Company’s books, of such stockholder and such beneficial owner and the class or series and number of shares of the Company that are owned of record and beneficially by such stockholder and such beneficial owner.
As to the stockholder giving the notice, or if the notice is on behalf of a beneficial owner on whose behalf the nomination is being made, as to such beneficial owner, and if such beneficial owner is an entity, as to each control person of such entity, the notice must state the class or series and number of shares of the Company that are owned of record and beneficially by such stockholder or beneficial owner and by any control person, a description of any agreement, arrangement or understanding with respect to the nomination between such stockholder or beneficial owner and any other person and by any control person, including, without limitation, any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) of the Exchange Act, and a description of any agreement, arrangement or understanding (including, without limitation, any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, beneficial owner or control person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the Company’s capital stock, or maintain, increase or decrease the voting power of the stockholder, beneficial owner or control person with respect to shares of stock of the Company. Stockholders who wish to nominate candidates for director must do so pursuant to these procedures.

Board Self-Assessment

The Nominating Committee facilitates an annual assessment of the performance of the Board and its committees and coordinates reports of the annual results to the full Board for discussions. The Nominating Committee also recommends changes to improve the Board and its committees. In 2021, the Nominating Committee engaged an outside law firm to obtain input from each director on the performance of the Board and its committees.

Director Attendance at Annual Meetings

AECOM’s policy is for directors to attend our annual meetings of stockholders unless there are extenuating circumstances. All eleven members of our Board of Directors attended the 2021 Annual Meeting; such members attended remotely due to the Covid-19 pandemic.

Director Compensation

Information regarding the compensation of our non-employee directors is discussed below in “Directors’ Compensation for Fiscal year 2021.”

Director Retirement Policy

Our Corporate Governance Guidelines provide that unless otherwise recommended by the Nominating Committee and approved by the Board, directors are expected to retire from the Board at the end of the term of service during which they turn 75 years of age.

Related Party Transaction Policy

We have adopted a written related party transaction policy, which covers transactions in excess of $120,000 between the Company and our directors, executive officers, 5% or greater stockholders and parties related to the foregoing, such as immediate family members and entities they control. The policy requires that any such transaction be considered and approved by our Audit Committee, except that if the transaction is less than $1 million, the Chair of the Audit Committee may approve such transaction. In reviewing such transactions, the policy requires the Audit Committee, or the Chair, as appropriate, to consider all of the relevant facts and circumstances available to the Audit Committee, including (if applicable) but not limited to the benefits to the Company, the availability of other sources for comparable products or services, the terms of the transaction and the terms available to unrelated third parties or employees generally. The Board has also determined that certain transactions are pre-approved and do not require review by the Audit Committee. These include (i) compensation of the executive officers and Board members, which is reviewed by the Compensation Committee, (ii) a transaction with another entity in which the interested director or executive officer has an indirect interest in the transaction solely as a result of being a director or less than 10% beneficial owner of such other entity, and (iii) transactions with another corporation or charitable organization if the director’s or executive officer’s only interest is as a director or as a non-executive officer employee of the other corporation or organization and the amount involved does not exceed the greater of $1 million or 2% of the revenues of such other corporation or organization.
Under the policy, if we should discover related party transactions that have not been approved, the Audit Committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.

Certain Relationships and Related Transactions

Mr. Tishman, a member of our Board, owns a substantial equity interest in, and has certain management rights with respect to a company unaffiliated with AECOM or its subsidiaries. That unaffiliated company associated with Mr. Tishman and our wholly owned subsidiary are parties to an Occupancy Agreement (the “Occupancy Agreement”), dated July 14, 2010, pursuant to which the unaffiliated company associated with Mr. Tishman pays our wholly owned subsidiary a portion of the rent for office space in New York City in exchange for the right to use and occupy a portion of such space. In fiscal year 2021, our wholly owned subsidiary received approximately $1,860,453 in rent from the unaffiliated company associated with Mr. Tishman per the Occupancy Agreement. In addition, Mr. Tishman is an indirect owner of an unaffiliated real estate development project company that engaged a joint venture affiliated with an AECOM subsidiary for pre-construction and construction management services totaling $5,077,979, with the AECOM subsidiary providing $2,348,503 of those services.

Political Contributions and Lobbying

Our responsible participation in the U.S. political process is important to our success and the protection of stockholder value. Our Political Engagement Policy is available on the “Government Relations” area of the “About Us” section on our website at www.aecom.com. The following discussion highlights our practices, procedures, and governance regarding political contributions and lobbying:
•
Our political and lobbying activities are overseen by the Nominating Committee, which annually reviews our activities, policies and expenditures.

•
Our political and lobbying activities are subject to a comprehensive internal review process, administered by our Office of Risk Management, which requires the involvement and approval of executives representing our legal, ethics & compliance and government relations functions.

•
All actions we take are in compliance with local, state and federal law; all expenditures and lobbying activities are disclosed as required by law.

•
Our participation in the political process is solely on a non-partisan basis; under no circumstances are our activities or contributions motivated by the personal preferences of our Board of Directors or any officer, executive or employee of AECOM.

We offer certain eligible employees the opportunity to make political contributions through a Company-sponsored political action committee, called the AECOM Political Action Committee, or PAC. The AECOM PAC is organized and operated on a strictly voluntary, nonpartisan basis and is registered with the Federal Election Commission.
We have comprehensive policies, practices and tracking mechanisms to support and govern our political activities. These mechanisms cover compliance with laws and regulations regarding the lobbying of government officials, the duty to track and report lobbying activities, and the obligation to treat lobbying costs and expenses as nondeductible for tax purposes.
We provide meaningful transparency with respect to our political activities. We update and publish our Political Engagement Policy annually, along with supporting exhibits detailing our political expenditures. The published policy and exhibits are reviewed by our Nominating Committee, and are available for viewing on the “Political Engagement Policy” section of the “Government Relations” area of the “About Us” section of our website at www.aecom.com. That annual disclosure includes, but is not limited to, the following information:
•
Federal, state and local lobbying expenditures;

•
Amounts and recipients of any direct political contributions made by us in the United States (if any such expenditures are made);

•
Amounts and recipients of any federal, state or local political contributions made by the AECOM PAC in the United States (if any such expenditures are made); and

•
Details on our memberships in trade associations and other industry groups.

We also file a publicly available federal Lobbying Disclosure Act Report each quarter, providing information on activities associated with influencing legislation through communications with any Member of Congress, congressional staffer, or with any covered federal executive branch official. The report also provides disclosure on expenditures for the quarter, describes the specific pieces of federal legislation that were the topic of communications, and identifies the individuals who lobbied on behalf of AECOM. AECOM files similar periodic reports with state agencies where required reflecting state lobbying activities which are also publicly available.

Stock Ownership Guidelines for Non-Employee Directors

Nonemployee directors are subject to stock ownership guidelines, which are intended to align their interests with those of our stockholders. Under the guidelines, our non-employee directors must maintain ownership of AECOM stock at a multiple of five times the annual retainer by the end of the fiscal year following the fifth anniversary of the director’s initial appointment to the Board. The minimum number of shares guideline is updated annually based on the current cash retainer ($100,000) and the 12 month trailing average AECOM stock price. Shares owned directly or indirectly, the value of vested but unexercised stock options and unvested restricted stock are counted toward the guidelines. The table below outlines the ownership of our non-employee directors as of September 30, 2021. All directors already meet or are expected to meet guidelines within the five (5) year transition period.
Non-Employee Director	Requirement — Retainer Multiple	Actual — Retainer Multiple
Bradley W. Buss	5.0	11.0
Robert G. Card	5.0	5.2
Diane C. Creel	5.0	1.6(2)
Jacqueline C. Hinman(1)	5.0	5.2
Lydia H. Kennard	5.0	6.9
Clarence T. Schmitz	5.0	23.5
Douglas W. Stotlar	5.0	29.5
Daniel R. Tishman	5.0	54.1
Sander van ’t Noordende	5.0	2.9(2)
General Janet C. Wolfenbarger	5.0	17.0

(1)
In October 2021, Ms. Hinman notified us of her decision not to stand for reelection at the 2022 Annual Meeting. Ms. Hinman will continue to serve as a director until the expiration of her term at the 2022 Annual Meeting.

(2)
Ms. Creel and Mr. van ’t Noordende’s five-year transition period ends in February 2026.

Please see the “Compensation Discussion and Analysis” section for a discussion of the stock ownership guidelines applicable to our NEOs.

Executive Officers
AECOM’s current executive officers are as follows:
Name	Age	Position(s) Held
W. Troy Rudd	57	Chief Executive Officer
Gaurav Kapoor	44	Chief Financial Officer
Lara Poloni	53	President
David Gan	49	Chief Legal Officer
Todd Battley	48	Chief Strategy Officer
Shirley Adams	62	Chief Human Resource Officer
The following section sets forth certain background information regarding those persons currently serving as executive officers of AECOM:

W. Troy Rudd was appointed Chief Executive Officer in August 2020. He previously served as Executive Vice President and Chief Financial Officer from October 2015 to August 2020. Prior to this role, Mr. Rudd served as Chief Operating Officer, Design Consulting Services (“DCS”) Americas and Chief Financial Officer, DCS Global from November 2014 to October 2015. He also served as Senior Vice President, Corporate Finance and Treasurer from 2012 until October 2015. Mr. Rudd joined AECOM in 2009 as Vice President, Financial Planning and Analysis. Prior to joining AECOM, he spent 10 years as a partner with KPMG LLP, where he held various leadership roles.

Gaurav Kapoor was appointed Chief Financial Officer in August 2020. Mr. Kapoor has extensive financial leadership experience at AECOM, having served as Chief Accounting Officer and Global Controller since December 2016 and Treasurer since October 2019. He previously served in leadership roles at the Company as Senior Vice President, Financial Planning & Analysis from January 2016 to December 2016 and Senior Vice President, Project Delivery, Americas Design Consulting Services from May 2015 to January 2016. Prior to joining the Company in May 2015, Mr. Kapoor spent 15 years at Ernst & Young LLP, where he was an audit partner and held various leadership roles.

Lara Poloni was appointed President in August 2020. She previously served as Chief Executive of Europe, Middle East and Africa (“EMEA”) since October 2017. Ms. Poloni previously served as Chief Executive of Australia New Zealand (ANZ) from July 2014 to September 2017, Managing Director of the Southern Australian Region from June 2012 to June 2014, Managing Director of Environment ANZ from 2009 to 2012 and Group Leader of Transportation VicSA from October 2006 to July 2009. Prior to joining AECOM, Ms. Poloni worked in the planning, assessment and development of major infrastructure in the transport, energy and telecommunications sectors, serving as Group Manager of Planning and Environment for civil engineering firm Maunsell from January 2002 to September 2006.

David Gan was appointed Chief Legal Officer in November 2019. In this role Mr. Gan is responsible for all aspects of the global legal function, including corporate governance, risk management and ethics and compliance. He previously served in legal leadership roles at AECOM most recently as Senior Vice President, Deputy General Counsel, AECOM from October 2014 to November 2019 and General Counsel, AECOM Capital, from January 2018 to November 2019. Prior to joining AECOM in 2006, Mr. Gan was a corporate and securities lawyer at Mayer Brown LLP and Wilson Sonsini Goodrich & Rosati, P.C.

Todd Battley was appointed Chief Strategy Officer in November 2020. In this role, Mr. Battley drives AECOM’s growth strategy by bringing the best of the Company’s enterprise capability to key clients. His areas of responsibility include digital transformation and ensuring our people have access to the digital tools and systems that will support innovation and deliver client service excellence. Previously, Mr. Battley was the Chief Executive of AECOM Australia New Zealand from September 2017 to November 2020. Mr. Battley joined AECOM in 1996.

Shirley Adams was appointed Chief Human Resources Officer in November 2020. In this role, Ms. Adams is responsible for all Human Resources services globally. Her areas of responsibility include talent acquisition, management and executive development, employee relations and training, performance management, diversity, organization planning and effectiveness, and the Company’s performance-appraisal processes. Previously, Ms. Adams served as AECOM’s Senior Vice Present of Human Resources for its Europe, Middle East and Africa geography from June 2016 to November 2020. Prior to joining AECOM in 2016, she held several roles during her tenure at Accenture, including Head of Global Geographic HR Operations, HR Managing Director of Accenture’s Global Management Consulting business and Global HR Business Partner.

Compensation Discussion and Analysis
Executive Summary
Why approve our Say-on- Pay proposal?
✓
Our 2021 executive pay is aligned with the Company’s strong financial performance, progress on long term goals and stock price outperformance

✓
We are continuously engaging with our shareholders and implementing thoughtful and responsive changes to our executive pay program that support our long term strategy. As a result, our 2021 Say-On-Pay vote received the highest support in the Company’s history

Fiscal Year 2021 Financial and Total Shareholder Return Outperformance
AECOM exceeded its financial guidance on every key financial metric:
*
See Annex A, Reconciliation of Non-GAAP Items.

•
Organic Net Service Revenue (“NSR”) Growth accelerated throughout the year, including 6.5% growth in our Americas and International segments in the fourth quarter, resulting in full year organic NSR growth of 1% despite significant headwinds from Covid-19.

•
Segment Adjusted Operating Margin increased by 210 basis points in the fourth quarter to 14.8% and 150 basis points for the full year to 13.8%, both of which set record highs for the respective periods.

•
Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) increased by 11% to $830 million, which marked a new high for the Professional Services business and achieved the high end of our original guidance.

•
Adjusted Earnings per Share (“EPS”) increased by 31% to $2.82 and exceeded the high end of our original guidance.

•
Free Cash Flow of $583 million for the full year which was within the high end of our original guidance range.

•
Completed Several Strategic and Financial Initiatives as part of our transformation into a higher-margin and lower-risk Professional Services business, including the divestitures of the Power Construction business in October 2020 and the Civil Construction business in January 2021.

•
Transformed Balance Sheet and Strong Financial Performance enabled nearly $1 billion of stock repurchases in fiscal year 2021, while achieving net leverage of 1.0x.

As a result of these financial and strategic accomplishments, TSR was 51% in fiscal year 2021, which outperformed the S&P 500 and Russell 3000 indices. This achievement demonstrates that our executive pay, including bonuses for Named Executive Officers in excess of their targets, is well-aligned with the Company’s performance and the interests of our shareholders.
Fiscal Year 2021 Executive Pay Design Supports Strategy
Our executive pay program is designed to support our strategy to deliver industry leading profitable growth and stockholder value creation. To that end, a significant portion of the compensation for our NEOs is “performance based” (i.e., subject to the accomplishment of individual and Company objectives) and stock based (i.e., aligned with stockholders’ interests) as follows:
CEO Annual Target Pay	Other NEO Annual Target Pay

All core elements of our executive pay program are consistent with our compensation philosophy and are directly linked to individual and Company performance as follows:
		Pay Element	What It Does	How It Links to Performance
Fixed		Base Salary	Provides competitive fixed cash compensation reflective of an executive’s role, responsibility, and experience	• Salary is tied to performance in the role and the growth of the employee along with the Company • Salary increases are not guaranteed and are evaluated annually by the Compensation Committee
Short-Term Incentives	Performance-Based Compensation	Annual Cash Bonus	Rewards achievement of the Company’s annual financial plan, as well as the specific qualitative goals included in the Company’s strategic plan
•
Financial metrics for fiscal year 2021 include Adjusted EBITDA, NSR Operating Margin % and Operating Cash Flow.

•
Strategic non-financial measures include safety, leadership development, and sustainability and D&I goals.

•
Financial targets align with external guidance

•
Payments may range from 0% to 200% of target based on actual performance

Long term Incentives		Performance-Based Equity
Aligns long term interests of executive and stockholders
Rewards achievement of performance related to the Company’s long term objectives and stockholder value creation
Retains key talent and rewards creation of long term stockholder value

60% of long term equity incentives
•
Performance metrics for fiscal year 2021 include ROIC, Adjusted EPS, and Relative TSR to drive long term profitable growth, manage risk, and create shareholder value.

•
The value of the performance-based equity award is determined by AECOM’s performance against metrics and stock price performance

•
Payments may range from 0% to 200% of target based on actual performance

		Time-Based Equity	Aligns long term interests of executive and stockholders Retains key talent and rewards creation of long term stockholder value
40% of long term equity incentives
•
Time-based vesting with three year continued service required to vest

•
The value of the time-based equity award links directly to AECOM’s stock price increases and decreases

Compensation Governance,
Process and Decisions
Executive Pay Philosophy
Our executive pay program is designed to support our strategy to deliver industry leading profitable growth and stockholder value creation. It is underlined by our compensation philosophy that aims to attract and retain the best and brightest in our industry and recognize and reward outstanding achievements that drive long term profitable growth and create stockholder value.
Pillars of our Executive Pay Program
Market Competitive:   Assess NEO target pay levels against market compensation data prepared by our independent compensation consultant
Pay Supports Strategy:   Design incentive metrics to drive achievement of long term financial and strategic objectives
Performance-Based:   Impose performance conditions on the majority of our NEOs’ compensation
Rigorous Goal Setting:   Require performance that meet investor guidance and/or outperform our industry for target payout on incentive-based compensation
Shareholder Alignment:   Align NEO financial interests with those of our shareholders with long term equity awards comprising a substantial portion of each NEOs’ total compensation
Compensation Process
Compensation decisions are made as part of a year-long review and collaborative process among the following:
Management

•
Engages with investors and reviews feedback on NEO compensation and compensation program

•
Reviews programs following a rigorous financial planning process

•
CEO conducts performance reviews for other NEOs and recommends compensation to the Compensation Committee

Independent Consultant
• Advises the Compensation Committee on the appropriateness of NEO compensation and compensation programs relative to market practice
Compensation Committee
• Engages with investors and reviews feedback on NEO compensation and compensation program • Evaluates the CEO’s performance • Reviews and approves all NEO compensation and compensation programs

The Compensation Committee, which is composed solely of independent directors, has been authorized to determine and approve compensation for AECOM’s executive officers. As part of the annual compensation planning process for NEOs, the Compensation Committee reviews their base salary, short-term and long term incentive compensation, with a focus on the total reward package. As further described below, the Compensation Committee looks to a peer group of companies, as well as the broader market, as a baseline for compensation decisions for NEOs. However, AECOM does not target executive officer compensation at a specific level or percentage relative to compensation provided by the companies in the compensation peer group or broader market. Instead, when determining compensation for executive officers, the Compensation Committee takes into account a broad array of factors, including the experience level of the individuals in their current positions, the overall financial and strategic performance of the Company during the year and the performance and contribution of each executive during the year relative to individual, predefined goals and objectives. Differences in compensation levels for our NEOs are driven by the Compensation Committee’s assessment, in its judgment, of each of our executive’s responsibilities, experience and compensation levels for similar positions at peer companies. Except as otherwise noted in this

Compensation Discussion & Analysis, the Compensation Committee’s determinations are subjective and the result of business judgment informed by members’ experiences, analysis of peer company data, input from the independent consultant, and overall compensation trends.
Role of the Compensation Committee

–
Reviews the Company’s financial, strategic and operational metrics and goals, compensation peer group and approves the performance objectives of the CEO and other executive officers.

–
Approves design changes to the executive compensation program, as applicable.

–
Reviews full-year Company financial and strategic performance to understand what was accomplished relative to established objectives.

–
Evaluates the CEO’s performance in light of the review of Company performance.

–
Discusses with the CEO his evaluation of the performance of each of the other executive officers relative to their individual performance objectives.

–
Determines compensation amounts for the CEO and each of the other executive officers, taking into account:

•
Prior year’s compensation;

•
Performance assessments;

•
Market considerations;

•
Individual performance and retention considerations;

•
Input from the Compensation Committee’s independent compensation consultant; and

•
For the other NEOs, the CEO’s recommendations.

–
Reviews and approves the grants and payouts of long term incentive equity awards, including certification of the financial results that support awards made under the annual and long term incentive programs.

With respect to the pool of long term incentive equity awards, a number of factors are taken into account including but not limited to prior year grant size, growth in earnings and in employee headcount, the accounting expense, and the potential dilutive effects on stockholders. With respect to individual long term incentive equity awards, the Compensation Committee considers individual performance, market data, including compensation for comparable positions at peer companies, and the strategic importance of the NEO’s position to determine a dollar denominated long term incentive equity value to be awarded to each NEO. The dollar value awarded by the Compensation Committee to each NEO is then converted into a specific number of units, based on the fair market value of AECOM common stock on the date of grant.
Compensation and Organization Committee’s Independent Compensation Consultant
The Compensation Committee has the authority to retain the services of outside consultants to assist it in performing its responsibilities. The Compensation Committee engaged the services of the consulting firm Exequity LLP. During fiscal year 2021, the consultant provided data on the compensation and relative performance of compensation peer group companies as well as general industry data to the Compensation Committee, made presentations on regulatory and legislative matters affecting executive compensation, provided advice on the degree to which compensation arrangements are consistent with market practices, and consulted on other executive compensation matters as needed. Exequity LLP does not provide any services to the Company other than advising the Compensation Committee on executive compensation matters.
The Compensation Committee has assessed the independence of Exequity LLP, considering the following six factors and other factors that it deemed relevant: (1) other services provided to the Company by Exequity LLP, (2) the amount of fees paid by the Company to Exequity LLP as a percentage of Exequity LLP’s total revenue, (3) the policies or procedures maintained by Exequity LLP that are designed to prevent conflicts of interest, (4) any business or personal relationships between the individual employees of Exequity LLP involved in the engagement and a member of the Compensation Committee, (5) any AECOM stock owned by Exequity LLP’s employees involved in the engagement and (6) any business or personal relationships between our executive officers and Exequity LLP or the employees of Exequity LLP involved in the engagement. Following such assessment, the Compensation Committee concluded that Exequity LLP is independent and that Exequity LLP’s work raises no conflicts of interest.

Assessing Competitive Practice
As part of its due diligence when making compensation decisions, the Compensation Committee examines pay data for a group of comparable companies to stay current with market pay practices and trends and to understand the competitiveness of the Company’s total compensation and its components of pay. The Compensation Committee uses the compensation peer group and market survey data for informational purposes. The Company does not target a specific percentile or make significant pay decisions based on market data alone. The Compensation Committee considers Company performance as well as the level of responsibility, experience and tenure of the individual and performance in the role.
Fiscal Year 2021 Compensation Peer Group
In connection with the ongoing transformation of the Company into a Professional Services business, including the divestiture of the Management Services and certain at-risk businesses, the Compensation Committee refreshed the Company’s compensation peer group to align with our new strategic profile by identifying the Company’s competitors for talent and taking into consideration other various measures of size, scope, and complexity, with a focus on revenue, enterprise value, and net service revenue.
Booz Allen Hamilton	Leidos Holdings	Stantec
EMCOR Group	MasTec	Tetra Tech
Fluor	Parsons	Tutor Perini
Jacobs Engineering Group	Quanta Services	WSP Global
KBR	SNC-Lavalin Group
Stockholder Engagement and Responsiveness
We continue to engage our shareholders on an on-going basis to solicit feedback on all matters including our executive pay program. In fiscal year 2021, we directly engaged with stockholders who collectively own greater than 50% of our outstanding shares.

Elements of our Named Executive
Officer Compensation
The following is a discussion of the primary elements of fiscal year 2021 compensation for each of our NEOs.

Base Salaries

Our Compensation Committee adjusts the base salaries of our NEOs in connection with its periodic review of each NEO’s performance, any change in responsibility, and competitive talent market conditions. The following sets forth the fiscal year 2021 base salary increases for each NEO:
NEOs	2020(1)	2021(2)	% Change
W. Troy Rudd	$1,000,000	$1,000,000	0.0%
Gaurav Kapoor	$575,000	$575,000	0.0%
Lara Poloni	$750,000	$750,000	0.0%
David Gan	$500,000	$550,000	10.0%
Todd Battley	$350,860	$450,000	28.3%

(1)
Salary increase, as applicable, effective January 1, 2020 for Messrs. Gan and Battley and August 15, 2020 for Mr. Rudd, Ms. Poloni, and Mr. Kapoor. Salaries disclosed in the “Summary Compensation Table” reflect actual amounts paid in the respective fiscal year.

(2)
Salary increase, as applicable, effective January 2021 with the beginning of the calendar year. Salaries disclosed in the “Summary Compensation Table” reflect actual amounts paid in the respective fiscal year.

The base salaries for Mr. Rudd, Ms. Poloni, and Mr. Kapoor do not reflect any year-over-year increases because they received increases late in fiscal year 2020 following their promotions to Chief Executive Officer, President, and Chief Financial Officer, respectively. The increase for Mr. Gan reflects a market alignment. The increase for Mr. Battley reflects his promotion to Chief Strategy Officer in fiscal year 2021.
The Compensation Committee believes that our NEOs’ base salary levels provide appropriate levels of fixed income based on the background, qualifications and skill set of each executive.

Annual Incentives

Our Compensation Committee establishes a short term incentive award opportunity to be paid to each NEO upon achieving certain annual individual and company performance goals under the Executive Incentive Plan (“EIP”). For Fiscal Year 2021, the Compensation Committee approved the following targets percentages (%) and amounts ($) for the NEOs:
Annual Target Incentives (NEOs)	2020(1)		2021(1)
W. Troy Rudd	125%	$1,250,000	125%	$1,250,000
Gaurav Kapoor	100%	$575,000	100%	$575,000
Lara Poloni	110%	$825,000	110%	$825,000
David Gan	100%	$500,000	100%	$550,000
Todd Battley	40%	$146,592	75%	$337,500

(1)
Bonus targets reflect amounts approved as part of the annual compensation planning process for the fiscal year.

For fiscal year 2021, the Compensation Committee approved performance measures for our NEOs as set forth in the table below to support our strategy for attaining long term profitable growth and stockholder value creation. The targets for each of the financial metrics align with the earnings guidance provided to our stockholders and our financial plan.

Metric	Why Selected
Operating Cash Flow
Cash Flow incentivizes disciplined growth and risk management, operational efficiency and working capital management. It ensures working capital management is prioritized as a key contributor to long term performance and ROIC, and strong operating cash flow supports the Company’s capital allocation policy to return substantially all cash flow to stockholders.

Adjusted EBITDA
Adjusted EBITDA focuses on underlying operational performance, including the execution of our strategy and maintaining a strong cost discipline while investing in organic growth and digital innovation, and is responsive to stockholder feedback to align compensation metrics with the metrics that investors use to evaluate performance.

NSR Operating Margin %
NSR Operating Margin focuses on underlying operational performance, including executing our strategy, focusing on profitable growth, and making investments to deliver enhanced value for our teams and clients.

Key Performance Indicator (“KPI”) Assessment	Encourages focus on the achievement of the Company’s non-financial strategic objectives including sustainability and environmental, social and governance (“ESG”) goals.

Annual Incentive Calculations

For fiscal year 2021, each of the NEOs was measured on the following financial metrics and performance results:
Financial Metrics	Weighting Percentage	Threshold Amount($)	Target Amount($)	Maximum Amount($)	Actual Amount($)	Earned Percentage
Operating Cash Flow	30%	$482.6	$603.3	$724.0	$704.7	55.2%
Adjusted EBITDA	30%	$729.0	$810.0	$891.0	$829.7	37.3%
NSR Operating Margin %	20%	11.9%	13.2%	14.5%	13.8%	29.2%
KPIs	20%	Varies by Individual NEO				See below

*
See Annex A, Reconciliation of Non-GAAP Items.

Additionally, each NEO received KPI assessment results based on their individual contributions to the Company’s strategic plan. Total earned percentage payouts were determined based on the combined earned percentages from both the financial metrics and KPI results as follows:
	Individual KPIs		Earned Percentage of Financial Metrics (See above)	Total Annual Incentive Earned Percentage
KPIs	Earned Percentage Before Weighting	Earned Percentage After Weighting
W. Troy Rudd	150.0%	30.0%	121.7%	151.7%
Gaurav Kapoor	175.0%	35.0%	121.7%	156.7%
Lara Poloni	125.0%	25.0%	121.7%	146.7%
David Gan	150.0%	30.0%	121.7%	151.7%
Todd Battley	125.0%	25.0%	121.7%	146.7%
Key Performance Indicator (“KPI”) Assessment
With respect to each of our NEOs, the KPI assessment focuses on the individual’s contributions to objectives that are part of the Company’s strategic plan. For fiscal year 2021, the following details the KPI assessment goals and actual results achieved by our CEO; the KPIs for all other NEOs are a subset of our CEO’s.

NEO	Achievements
Troy Rudd
•
Delivery of the Company’s Financial Plan:   Exceeded expectations on every key metric, highlighted by accelerating organic NSR growth, record operating margins, double-digit earnings growth and strong cash flow. Adjusted EPS exceeded our original guidance for fiscal 2021 while Adjusted EBITDA and free cash flow each achieved the high end of our original guidance range.

•
Execution Against the Company’s Strategic Plan:   Delivered record high levels of client satisfaction, further expanded the diversity of our leadership team, grew backlog with key client accounts, advanced our investments in our digital capabilities resulting in the launch of Digital AECOM, and continued to build our Program Management and advisory capabilities to more holistically serve our clients. Continued transformation of the Company’s strategy and risk profile through the successful divestiture of the Civil Construction and Power Construction businesses.

•
Progress Against the Company’s Goal to Lead in ESG:   Accelerated progress on our ESG initiatives with the launch of our Sustainable Legacies strategy, the completion of one of the first sustainability-linked financing agreements for a U.S. public company and publication of our first global ESG report that included disclosures aligned with the SASB and TCFD disclosure frameworks.

•
Strong Safety and Governance:   Our total recordable incident rate (TRIR) of 0.09 in fiscal year 2021 reflects continued strong safety performance that leads the industry. In addition, we achieved a third consecutive year of 100% completion of required ethics and compliance training. Finally, we also conducted a comprehensive succession planning for each Section 16 Officer and Executive Leadership Team member that includes a very diverse succession group (40% female and 60% diverse).

Lara Poloni
•
Delivered Growth:   NSR increased organically for three consecutive quarters, highlighted by 6% growth in the fourth quarter that included growth in both the Americas and International segments. In addition, backlog in the Design business increased by 5% and total contracted backlog increased by 18%, reflecting a continued high win rate and further market share gains.

•
Continued Strong Client Delivery: Achieved record high levels of client satisfaction while delivering against our fiscal year 2021 financial plan and growing contracted backlog by 18%.

•
Advanced Key ESG Initiatives: Launched and co-led our Global ESG Council in fiscal year 2021 that includes the participation of dozens of sustainability experts and business leaders across the organization to best advise on all ESG-related matters.

NEO	Achievements
Gaurav Kapoor
•
Delivery of the Company’s Financial Plan: Exceeded expectations on every key metric, highlighted by accelerating organic NSR growth, record operating margins, double-digit earnings growth and strong cash flow. Adjusted EPS exceeded our original guidance for fiscal 2021 while Adjusted EBITDA and free cash flow each achieved the high end of our original guidance range.

•
Strengthened Balance Sheet and Financial Position: Continued transformation of the Company’s risk profile through the successful divestiture of the Civil Construction and Power Construction businesses. Completed the tender and redemption of all senior notes due 2024, in addition to completing an amendment and extension of our credit facility that linked the borrowing cost to the achievement of certain sustainability and diversity goals; as a result, the Company’s borrowing costs have been reduced and the duration of our debt has been extended with no meaningful maturities until 2026.

•
Execution of Our Capital Allocation Priorities:   Successfully completed more than $1 billion of stock repurchases from September 2020 to November 2021, which reduced shares outstanding by approximately 13% as compared to the beginning of the share repurchase program, and is contributing to enhanced earnings per share growth rates that lead the industry.

David Gan
•
Risk Management:   Successfully advanced or resolved long-standing matters while implementing processes and teams to limit exposure to financial and project risk, including a screen on all new projects for ESG-related risk factors.

•
Strengthened Leadership Team:   Formed core legal leadership team with new additions and leaders in key roles, including greater diverse representation and diverse hiring practices.

•
Advanced Key ESG Initiatives:   Launched and co-led our Global ESG Council in fiscal year 2021 that includes the participation of dozens of sustainability experts and business leaders across the organization to best advise on all ESG-related matters.

Todd Battley
•
Continued Strong Client Delivery:   Achieved record high levels of client satisfaction while delivering against our fiscal year 2021 financial plan and growing contracted backlog by 18%.

•
Advanced Digital Transformation:   Launched new digital products in each business line with multiple products that are now generating revenue

•
Instilled Growth Focus:   Drove a strategic planning process across the business to focus on growth, resulting in increased win rates, including increased win rates on strategic pursuits.

Long Term Incentives

Long term incentive equity awards reward the creation of long term stockholder value and achievement of key metrics over a longer-term period, aligning our NEOs’ interests with those of our stockholders by linking our NEOs’ compensation to the final value to AECOM’s stock price. The PEP awards are subject to performance metrics that drive the successful execution of our long term strategy to build sustainable profitable growth and stockholder value, and both the PEP awards and RSU awards serve as a retention tool for our NEOs with 3-year continued service vesting requirements.
Long Term Incentive Award
As part of its review of fiscal year 2021 performance, the Compensation Committee analyzed the role and responsibilities of each NEO, including their past and current performance history, and prevailing market practices with respect to our compensation peer group and across industries. Based on these factors (as well as taking into consideration the Compensation Committee’s collective experience regarding appropriate annual equity grant levels), the Compensation Committee approved the following equity awards in fiscal year 2021:
NEOs	2020	2021	% Change
W. Troy Rudd	$2,500,000	$4,750,000	90.0%
Gaurav Kapoor	$600,000	$1,300,000	116.7%
Lara Poloni	$1,000,000	$1,725,000	72.5%
David Gan	$700,000	$1,100,000	57.1%
Todd Battley	$200,000	$500,000	150.0%
The above year-over-year increases are primarily driven by promotions except for David Gan, whose increase is performance-related and reflects a market alignment.
For fiscal year 2021, the long term incentive equity award received by each NEO was comprised of the following:
Type	Weighting Percentage	Performance Measures and Vesting Requirements
PEP	60%
Metrics:
–
1/3rd to vest based on Relative Total Shareholder Return (“TSR”)

–
1/3rd to vest based on 3-year average ROIC(1) achievements

–
1/3rd to vest based on 1-year, 2-year, and 3-year average Adjusted EPS Growth(2)

RSU(3)	40%	Continued service over 3-years

(1)
Defined as the 3-Year Average Annual Adjusted NOPAT divided by the 3-Year Average Quarterly Invested Capital. Adjusted NOPAT is Adjusted Attributable Net Income plus Adjusted Interest Expense net of Interest Income (tax effected at a normalized 28.5% rate). Adjusted Attributable Net Income is defined as Net Income Available to Common Stockholders excluding foreign exchange gains/losses on forward contracts related to financing, acquisition and integration related expenses, transaction related expenses, transformational restructuring related expenses, financing charges in interest expense, the amortization of intangible assets, and financial impacts associated with expected and actual dispositions of non-core businesses and assets. Adjusted Interest Expense excludes financing charges in interest expense. Invested Capital is Attributable Shareholders Equity plus Total Debt less Cash and Cash Equivalents (all per balance sheet). Quarterly Invested Capital is defined as the beginning and ending balance of each respective quarter excluding (1) any balance with respect to all at-risk businesses to be sold and (2) changes to Accumulated Other Comprehensive Loss (i.e., held flat at Q4 FY2021 ending actuals).

(2)
Adjusted EPS Growth is calculated as (a) Adjusted Attributable Net Income (as defined in footnote 1) divided by (b) the Weighted Average Number of Common Shares Outstanding, on a diluted basis, for a fiscal year, excluding any impact from share repurchases.

(3)
Mr. Rudd and Ms. Poloni received their RSU awards in late fiscal year 2020 (August 15, 2020) upon their promotions to Chief Executive Officer and President, respectively.

The targets for ROIC and Adjusted EPS included in our PEP design constitute competitively sensitive information. Accordingly, the targets are not disclosed here but align with the Company’s long term plan and/or guidance provided to shareholders at the time the targets were approved.

Performance Earnings Program —
2021 Achievements and Payouts

Fiscal Year 2019 (PEP19)

PEP19 has a three-year performance period to measure ROIC and free cash flow per Share. The table below details the final performance results.
Fiscal Years 2019 – 2021	Threshold	Target	Maximum	Actual	Payout (%)
ROIC	8.0%	8.9%-9.3%	10.0%	11.0%	200.0%
FCF Per Share(1)	$7.84	$8.54-$8.88	$9.15	$11.51	200.0%

(1)
Free cash flow per share is calculated as net cash provided by operating activities, less capital expenditures and a working capital adjustment from the sale of the management services business divided by the Weighted Average Number of Common Shares Outstanding, on a diluted basis, for a fiscal year.

Prior to approving the PEP19 payout, the Committee reviewed the Company’s stock price performance during the PEP19 performance period to confirm alignment between pay and performance. The Committee determined that, as shown below, the Company’s stock price performance supported the PEP19 payout as the Company’s market capitalization increased by approximately $4.4 billion or 86% over the performance period.

*
Stock price reflects average 20-day closing stock price during fiscal years 2018 – 2021

Fiscal Years 2020 (PEP20) and 2021 (PEP21)

PEP20 has a three-year performance period to measure ROIC and Attributable Free Cash Flow. PEP21 has a three-year performance period to measure ROIC and Relative TSR. PEP21 also has a 1-year, 2-year, and 3-year performance period to measure average Adjusted EPS Growth.
Because pre-established targets for financial metrics are competitively sensitive, they are not been disclosed here. However, all targets align with the Company’s long term plan and/or guidance to shareholders.
For PEP21, the Relative TSR goals are as follows:
Metric	Threshold	Target	Maximum
Relative TSR	25th percentile	55th percentile	75th percentile
100% target payout for relative TSR requires outperformance against the fiscal year 2021 Compensation Peer Group, which reflects our belief that if we achieve the goals outlined in the PEP20 and PEP21 awards, our TSR is most likely to outperform our peers.

Other Programs, Policies and Guidelines

Stock Ownership Guidelines for Named Executive Officers

NEOs are subject to stock ownership guidelines, which helps to ensure that their interests are aligned with those of stockholders. Under the guidelines, AECOM’s CEO is required to maintain ownership of AECOM stock at six times base salary and the other NEOs at three times base salary. The minimum number of shares required to meet the guideline is updated annually based on each executive’s salary and the 12-month trailing average AECOM stock price. Shares owned directly and indirectly, restricted stock units and vested stock options/shares are counted toward the guidelines. NEOs have five full fiscal years, starting from the date an executive is first subject to the guidelines, to comply.
The table below outlines the stock ownership of AECOM’s active NEOs as of October 2, 2021. Based on their current progress, we expect Messrs. Gan and Battley to meet the guidelines by the end of their respective five-year transition period.
Named Executive Officers	Guideline — Salary Multiple	Actual — Salary Multiple
W. Troy Rudd	6.0	13.2
Gaurav Kapoor	3.0	4.3
Lara Poloni	3.0	4.3
David Gan	3.0	2.8(1)
Todd Battley	3.0	1.8(2)

(1)
Mr. Gan’s five-year transition period ends in March 2025.

(2)
Mr. Battley’s five-year transition period ends in November 2025.

Benefit, Retirement and Perquisite Programs

To protect our executives’ health and well-being, facilitate the operation of the business, retain current executives and recruit new executives, AECOM’s NEOs are eligible to participate in benefit plans that are available to a substantial amount of all employees, including participation in retirement plans, medical insurance, dental insurance, life insurance, disability insurance, and time-off programs. Further, the Company offers certain additional benefits only to executive officers and other senior officers, where applicable, which consist of the following:
•
Executive Annual Physical Program.   AECOM provides an annual complete executive physical examination benefit at no cost to each NEO.

•
Executive Life Insurance.   AECOM provides company paid life insurance coverage as a multiple of base salary up to a maximum benefit of $2 million for each NEO.

•
Executive Disability Program.   AECOM provides an Executive Disability Program, which offers salary replacement of up to 60% of salary in the event of an executive’s disability (maximum $25,000 per month).

•
AECOM Executive Deferred Compensation Plan.   A non-qualified deferred compensation plan that enables highly compensated U.S. employees to defer income tax on components of their compensation.

•
Executive Relocation Policy.   AECOM provides relocation support to our most senior leadership. Executives draw from a budget to choose from a suite of relocation services.

•
Perquisites.   The Company believes that offering certain limited perquisites facilitates the operation of AECOM’s business and assists in executive retention.

Employment Agreements, Severance Benefits and Change in Control Provisions

See the “Payments and Benefits upon Termination or Change in Control” section of this Proxy Statement for a description of the benefits provided to our NEOs under the AECOM Senior Leadership Severance Plan, the AECOM Technology Corporation Change in Control Severance Policy for Key Executives, as well as agreements with certain of our NEOs.

Clawback Provisions

The Compensation Committee maintains a clawback policy applicable to all current and former Section 16 officers that will apply if there is an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. The Company is authorized to recover a portion of any short term cash and long term equity incentive awards paid to current or former executive officers during the three full fiscal years prior to the date of the covered event.

Hedging and Anti Pledging

The Company’s insider trading policy prohibits all directors, executive officers (as defined by Section 16 of the Exchange Act) and certain other employees designated as insiders from engaging in any hedging or monetization transactions, such as zero cost collars and forward sale contracts, involving Company securities.
In addition, the policy prohibits buying shares on margin and the pledging of Company securities by NEOs except in certain limited circumstances subject to Company approval and demonstration of the NEO’s ability to repay the applicable loan without selling such securities.

Report of the Compensation and
Organization Committee of the Board
of Directors
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis and, based on such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and this Proxy Statement.
Respectfully submitted,
Daniel R. Tishman, Chair Bradley W. Buss Jacqueline C. Hinman Clarence T. Schmitz Sander van ’t Noordende

Executive Compensation Tables
The following tables provide information regarding the compensation awarded to or earned during fiscal year ended September 30, 2021, 2020 and 2019 by our NEOs.

Summary Compensation Table for Fiscal Years 2021, 2020 and 2019

Name and Principal Position	Year	Salary (1)	Stock Awards (2)	Option Awards	Non Equity Incentive Plan Compensation (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
W. Troy Rudd CEO	2021	$1,000,002	$3,125,010	$0	$1,896,626	$3,847	$499,195(5)	$6,524,680
	2020	$701,058	$4,400,064	$3,000,003(4)	$1,177,143	$7,536	$35,084	$9,320,888
	2019	$682,395	$2,200,000	$0	$1,150,000	$4,667	$45,228	$4,082,290
Gaurav Kapoor CFO	2021	$575,000	$1,375,303	$0	$901,198	$0	$22,773(6)	$2,874,274
	2020	$478,558	$600,084	$0	$635,954	$0	$17,448	$1,732,044
Lara Poloni President	2021	$750,262	$1,134,893	$0	$1,209,314	$0	$15,957(7)	$3,110,426
	2020	$588,043	$1,690,087	$0	$983,508	$0	$220,337	$3,481,976
David Gan Chief Legal Officer	2021	$535,578	$1,163,730	$0	$834,515	$0	$21,049(8)	$2,554,872
Todd Battley Chief Strategy Officer	2021	$416,616	$529,008	$0	$493,729	$0	$15,957(9)	$1,455,310

(1)
Includes any amounts deferred to AECOM’s qualified defined contribution plan and our non-qualified deferred compensation plan. For more information regarding amounts deferred into the non-qualified deferred compensation plan, please refer to the “EXECUTIVE NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2021” table. The fiscal year 2021 and 2019 compensation amounts are for a 52 week fiscal year while the fiscal year 2020 compensation amounts are for a 53 week fiscal year.

For Mr. Rudd, Mr. Kapoor and Ms. Poloni, fiscal year 2020 base salaries reflect temporary 20% salary reductions due to the COVID-19 pandemic, effective April 2020. The Compensation Committee fully restored the base salaries for Mr. Kapoor and Ms. Poloni on August 1, 2020, and for Mr. Rudd on October 3, 2020.
(2)
These amounts represent the grant date fair value of the stock awards granted during the applicable fiscal year, calculated as described in footnote 3 to the “Grants of Plan-Based Awards for Fiscal Year 2021” table. With respect to the PEP awards, these amounts represent the value based on the target performance as of the grant date. As discussed in the Compensation Discussion and Analysis, two thirds, or 66.7%, of the PEP2021 awards are subject to performance conditions (ROIC and Adjusted EPS Growth) and one third, or 33.3%, are subject to a market condition (Relative TSR). The value of the financial metrics portion (66.7%) of the PEP2021 awards based on maximum performance is as follows: Mr. Rudd — $3,800,012 (59,524 PEP2021 granted × 66.7% × $47.88 grant price × 200% maximum payout), Mr. Kapoor — $1,040,017 (16,291 PEP2021 granted × 66.7% × $47.88 grant price × 200% maximum payout), Ms. Poloni — $1,380,029 (21,617 PEP2021 granted × 66.7% × $47.88 grant price × 200% maximum payout), Mr. Gan — $880,034 (13,785 PEP2021 granted × 66.7% × $47.88 grant price × 200% maximum payout), and Mr. Battley — $400,021 (6,266 PEP2021 granted × 66.7% × $47.88 grant price × 200% maximum payout). PEP2021 awards cliff vest after a three-year performance period based on cumulative performance against performance goals and continued employment over that period (except in the case of certain qualifying terminations). RSU awards cliff vest on the third anniversary of the grant date, subject to continued employment through the applicable vesting date (except in the case of certain qualifying terminations).

The “Grants of Plan-Based Awards for Fiscal Year 2021,” “Outstanding Equity Awards for Fiscal Year End 2021” and the “Option Exercises and Stock Vested for Fiscal Year 2021” tables include additional information with respect to all awards outstanding as of September 30, 2021.
(3)
These amounts represent the annual bonus/short term incentive compensation earned by the NEOs in their respective fiscal years. See “Compensation Discussion and Analysis — 2021 Elements of our Named Executive Compensation” for a description of this short term incentive program. These figures include any amounts in the Company’s qualified defined contribution and nonqualified deferred compensation plan.

(4)
This amount represents the one-time performance stock option award granted to Mr. Rudd upon his promotion to CEO. The performance stock option is subject to both service and stock price vesting conditions, which must each be satisfied for the option to become vested as to the underlying shares.

(5)
This amount includes a Company match in the AECOM Retirement and Savings Plan (“RSP”), executive life insurance premiums, executive physical costs, membership dues, Company-paid parking, Company-paid charitable match, $247,889 in air charter travel costs, and $204,866 in relocation expenses. Costs related to relocation arise from the move of the Company’s CEO in connection with the shift in corporate headquarters from Los Angeles, CA to Dallas, TX.

(6)
This amount includes executive life insurance premiums, executive physical costs, membership dues and Company-paid parking.

(7)
This amount includes Australian superannuation payments.

(8)
This amount includes a Company match in the AECOM Retirement and Savings Plan (“RSP”), executive life insurance premiums, Company-paid parking, and Company-paid charitable match.

(9)
This amount includes Australian superannuation payments.

Grants of Plan Based Awards for Fiscal Year 2021

The Compensation Committee typically considers and approves nonequity incentive targets and long term incentive equity awards in the first quarter of each fiscal year at regular meetings. The following table sets forth information with respect to nonequity incentive targets and long term incentive equity awards granted to NEOs during the fiscal year ended September 30, 2021.
Name			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Stock/ Units	All Other Option Awards: Number of Securities Underlying Options	Exercise of Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3)
	Grant Type	Grant Date	Threshold ($)	Target ($)	Max. ($)	Threshold (#)	Target (#)	Max. (#)
W. Troy Rudd(4)	STI		$0	$1,250,000	$2,500,000	—	—	—	—			$0
	PEP	12/15/2020	$0	$0	$0	0	59,524	119,048	—			$3,125,010
Gaurav Kapoor	STI		$0	$575,000	$1,150,000	—	—	—	—			$0
	PEP	12/15/2020	$0	$0	$0	0	16,291	32,582	—			$855,278
	RSU	12/15/2020	$0	$0	$0	—	—	—	10,861			$520,025
Lara Poloni(4)	STI		$0	$824,176	$1,648,352	—	—	—	—			$0
	PEP	12/15/2020	$0	$0	$0	0	21,617	43,234	—			$1,134,893
David Gan	STI		$0	$550,000	$1,100,000	—	—	—	—			$0
	PEP	12/15/2020	$0	$0	$0	0	13,785	27,570	—			$723,713
	RSU	12/15/2020	$0	$0	$0	—	—	—	9,190			$440,017
Todd Battley	STI		$0	$336,488	$672,976	—	—	—	—			$0
	PEP	12/15/2020	$0	$0	$0	0	6,266	12,532	—			$328,965
	RSU	12/15/2020	$0	$0	$0	—	—	—	4,178			$200,043

(1)
See “Compensation Discussion and Analysis — 2021 Elements of our Named Executive Compensation” for a description of this short term incentive program.

(2)
The target for the PEP2021 awards is 100% of the granted PEP units. The maximum for the PEP2021 awards is 200% of the granted PEP units.

(3)
The grant date fair value amounts in this column are based on the following calculations:

•
All of the PEP awards subject to financial performance vesting conditions are calculated based upon the number of target PEP units granted multiplied by 66.7% and by the common stock price of $47.88 on the day of grant for the awards issued on December 15, 2020. PEP awards subject to relative TSR performance vesting conditions are calculated based upon the number of target PEP units granted multiplied by 33.3% and by the Monte Carlo value of $61.74 on December 15, 2020. These PEP awards will cliff vest 100% on December 15, 2023, following the close of the three-year vesting period, provided the performance conditions are achieved.

•
The annual RSU awards granted on December 15, 2020 are calculated based upon the number of restricted stock units granted multiplied by the closing common stock price of $47.88 on the grant date. These annual restricted stock unit awards will cliff vest 100% on December 15, 2023, subject to continued employment through the vesting date (except in the case of certain qualifying terminations).

(4)
Neither Mr. Rudd nor Ms. Poloni received any RSU award in fiscal year 2021 because each received an early RSU award for the year in late fiscal year 2020 (August 15, 2020) upon their promotions to Chief Executive Officer and President, respectively.

Outstanding Equity Awards at Fiscal Year-End 2021

The following table sets forth information with respect to all outstanding equity awards held by the NEOs as of September 30, 2021.
Name	Option Award					Stock Award
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Shares or Units of Stock That Have Not Vested			Equity Incentive Plan Awards: Unearned Shares or Units That Have Not Vested
							Number (#)(1)	Market Value ($)(2)		Number (#)(3)	Market or Payout Value ($)(4)
W. Troy Rudd	53,097(5)	159,292(5)	53,097(5)	$38.72	8/15/2027	RSU2021	49,071	$3,098,834	PEP2021	52,910	$3,341,267
						RSU2020	23,224	$1,466,596	PEP2020	69,672	$4,399,787
						RSU2019	32,000	$2,020,800
						PEP2021	13,228	$835,320
						PEP2019	96,000	$6,062,400
Gaurav Kapoor	N/A			N/A	N/A	RSU2021	10,861	$685,872	PEP2021	14,481	$914,475
						RSU2020	6,968	$440,029	PEP2020	13,936	$880,058
						RSU2019	8,637	$545,427
						PEP2021	3,620	$228,617
						PEP2019	17,274	$1,090,853
Lara Poloni	N/A			N/A	N/A	RSU2021	17,821	$1,125,396	PEP2021	19,215	$1,213,427
						RSU2020	9,290	$586,664	PEP2020	27,870	$1,759,991
						RSU2019	10,182	$642,993
						PEP2021	4,804	$303,359
						PEP2019	30,546	$1,928,980
David Gan	N/A			N/A	N/A	RSU2021	9,190	$580,349	PEP2021	12,253	$773,777
						RSU2020	6,503	$410,664	PEP2020	19,508	$1,231,930
						RSU2019	5,455	$344,483
						PEP2021	3,063	$193,450
						PEP2019	10,910	$688,967
Todd Battley	N/A			N/A	N/A	RSU2021	4,178	$263,841	PEP2021	5,570	$351,746
						RSU2020	2,323	$146,697	PEP2020	4,646	$293,395
						RSU2019	2,455	$155,033
						PEP2021	1,392	$87,933
						PEP2019	4,910	$310,067

(1)
This column represents the aggregate number of shares subject to RSU2021, RSU2020, RSU2019, PEP2021, and PEP2019 awards that were not vested as of September 30, 2021. For PEP2019, the number of PEP units is based on the actual performance of 200%. For PEP2021, the number of PEP units reflects fiscal year 2021 adjusted EPS growth performance of 200%.

(2)
This column represents the aggregate number of shares subject to RSU2021, RSU2020, RSU2019, PEP2021, and PEP2019 awards that were not vested as of September 30, 2021, multiplied by the September 30, 2021, common stock price of $63.15 per share.

(3)
This column represents the number of shares subject to PEP2021 and PEP2020 units that were not vested as of September 30, 2021. The number of PEP units is based on estimated performance at target for PEP2021 and on the estimated performance of 200% for PEP2020. In addition to performance, the vesting of PEP awards is contingent on continuous employment by the NEOs through the end of the applicable vesting period (except in the case of certain qualifying terminations).

(4)
This column represents the number of PEP2021 and PEP2020 units that were not vested as of September 30, 2021, adjusted for estimated PEP performance at target for PEP2021 and at 200% for PEP2020, multiplied by the September 30, 2021, common stock price of $63.15 per share.

(5)
This reflects the special performance stock option award granted on August 15, 2020 to Mr. Rudd in connection with his appointment to the position of CEO. The performance stock option is subject to both service and stock price vesting conditions, which must each be satisfied for the option to vest as to the underlying shares. The service vesting requirement is satisfied in five (5) equal installments on each anniversary of the grant date, subject to continued employment through the applicable vesting date. The performance vesting requirement is also satisfied in five (5) equal installments, upon our volume-weighted average price during a 20-day consecutive trading day period achieving each of the following stock price hurdles:

Target Stock Price	% Eligible to Vest	Current Status
Exercise Price plus 20% ($46.46)	20%	Vested as of August 15, 2021
Exercise Price plus 40% ($54.21)	20%	Performance achieved; will vest on August 15, 2022
Exercise Price plus 60% ($61.95)	20%	Performance achieved; will vest on August 15, 2023
Exercise Price plus 80% ($69.70)	20%	Performance achieved; will vest on August 15, 2024
Exercise Price plus 100% ($77.44)	20%	Unearned
The following table below provides information on the vesting schedules associated with the outstanding long term incentive equity awards listed above:
Award Type	Expiration Date	Vesting Schedule
Option	8/15/2027	The option vests over five (5) years subject to continued employment and achievement of certain stock price performance goals.
RSU2021	—
The RSUs for Mr. Rudd and Ms. Poloni will cliff vest 100% on August 15, 2023, subject to continued employment.
The RSUs for all other NEO’s will cliff vest 100% on December 15, 2023, subject to continued employment.

RSU2020	—	The RSUs cliff vest 100% on December 16, 2022, subject to continued employment.
RSU2019	—	The RSUs cliff vest 100% on December 17, 2021, subject to continued employment.
PEP2021	—	The PEPs cliff vest 100% on December 15, 2023, subject to continued employment and satisfaction of performance conditions.
PEP2020	—	The PEPs cliff vest 100% on December 16, 2022, subject to continued employment and satisfaction of performance conditions.
PEP2019	—	The PEPs cliff vest 100% on December 17, 2021, subject to continued employment and satisfaction of performance conditions.
The vesting of the RSU awards and PEP awards is subject to continued employment through the applicable vesting date (except in the case of certain qualifying terminations).

Option Exercises and Stock Vested for Fiscal Year 2021

None of our NEOs exercised any options during fiscal year 2021. The following table sets forth information about the value realized by the NEOs on stock awards that vested during the fiscal year ended September 30, 2021.
	Stock Awards
Name	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(1)
W. Troy Rudd	56,919	$2,725,282
Gaurav Kapoor	11,293	$540,709
Lara Poloni	14,231	$681,380
David Gan	7,305	$349,763
Todd Battley	3,507	$167,915

(1)
The values in this column reflect amounts vested from the PEP2018 and RSU2018 awards granted on December 15, 2017. The value of the PEP2018 units is based on units earned at 108.5% of target for those with a relative TSR component (Mr. Rudd, Mr. Kapoor, and Ms. Poloni) and 115.8% of target for those without the relative TSR component (Mr. Gan and Mr. Battley) and the December 15, 2020 common stock price of $47.88. The value of the RSU2018 units is also based on the common stock price of $47.88.

Executive Nonqualified Deferred Compensation for Fiscal Year 2021

The following table sets forth information with respect to activity in the AECOM Executive Deferred Compensation Plan (“EDCP”) during fiscal year ended September 30, 2021. The EDCP is a non-qualified plan that enables eligible employees to defer compensation in excess of amounts that may be contributed to the tax qualified RSP. Participants are allowed to defer the same elements of base salary into the EDCP as may be deferred under the RSP. The EDCP also permits deferral of sign on bonuses and annual incentive bonuses. Up to 50% of base salary and 100% of any eligible bonus may be deferred into the EDCP. The EDCP offers a fixed rate of return, which is determined each year.
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FY ($)(2)
W. Troy Rudd	$0	$0	$12,258	$0	$339,125

(1)
Earnings were calculated using the rate of 3.25% and, to the extent exceeding 120% of the Applicable Federal Rate, were included in the Nonqualified Deferred Compensation Earnings column of the “Summary Compensation Table”.

(2)
$19,139 of this amount was reported as an executive contribution or earnings above the Applicable Federal Rate in the “SUMMARY COMPENSATION TABLE” in prior year proxy statements. The information in this footnote is provided to clarify the extent to which amounts payable as deferred compensation represent compensation reported in our prior proxy statements, rather than new deferrals of compensation.

Payments and Benefits Upon Termination or Change in Control

Payments and benefits that would be provided to each NEO in addition to those received by all employees (such as payout of accrued salary and paid time off) as a result of certain termination events are set forth in the table below. The amounts shown assume a qualifying termination of employment effective as of the last day of our fiscal year ended September 30, 2021.
Agreements with NEOs
The Company has entered into a letter agreement with Mr. Rudd dated June 20, 2020 (the “Rudd Agreement”), pursuant to which he is eligible to participate in the Senior Leadership Severance Plan as described below, except that he is eligible to receive a multiple of two (2) times base salary (rather than one (1) times base salary). In addition, the Rudd Agreement provides that Mr. Rudd is eligible for the severance payments and benefits provided under the Change in Control Severance Policy for Key Executives, with the following modifications: (a) his lump sum cash severance benefit will equal two (2) times (rather than one (1) times) his annual base salary; and (b) his lump sum payment in respect of healthcare premiums will be multiplied by 24 (rather than 12).
In addition, the Company has entered into an employment agreement with Ms. Poloni dated October 19, 2020 (the “Poloni Agreement”), as well as an employment agreement with Mr. Battley dated January 1, 2021 (the “Battley Agreement”) in accordance with local custom. In accordance with Australian law, each of the Poloni Agreement and Battley Agreement provide for three (3) months’ notice of termination of employment by the Company, which the Company can elect to pay out in whole or in part in lieu of notice. The Company may terminate employment without notice or without payment in lieu of notice if the employee engages in conduct such as, but not limited, to serious misconduct, gross negligence, breach of the agreement, each as determined by the Company. Except as described herein, the agreements with each of Ms. Poloni and Mr. Battley do not provide for additional benefits or compensation beyond what is described in each of the Senior Leadership Severance Plan and Change in Control Policy for Key Executives.
Senior Leadership Severance Plan
In June 2020, the Compensation Committee approved the AECOM Senior Leadership Severance Plan (the “Severance Plan”). Each named executive officer currently employed by the Company is an eligible employee under the Severance Plan. The Severance Plan provides that, upon the termination of employment of an eligible employee by the Company other than for Cause (as defined in the Severance Plan) or due to death or disability (other than any such termination in connection with a change in control of the Company), in addition to the payment of accrued obligations, the eligible employee will receive the following compensation and benefits: (i) a lump sum payment equal to one (1) times the eligible employee’s base salary (except with respect to W. Troy Rudd, whose multiple is two

(2) times base salary); (ii) a prorated target bonus for the fiscal year in which the termination occurred based on the number of days of service in the fiscal year; (iii) additional service vesting credit for purposes of outstanding equity awards based on the eligible employee’s years of service with the Company (12 months of credit for five to ten years of service and 24 months of credit for more than ten years of service); and (iv) a lump sum payment in respect of the monthly employer portion of healthcare premiums multiplied by 12 (except with respect to Mr. Rudd, for whom the monthly employer portion of the premiums is multiplied by 24). The receipt of the foregoing severance payments and benefits will be subject to the eligible employee’s execution of a separation and release agreement that contains customary restrictive covenants, including obligations with respect to confidentiality and restrictions on soliciting the Company’s employees and customers.
Change in Control Severance Policy for Key Executives
Pursuant to the AECOM Technology Corporation Change in Control Severance Policy for Key Executives (the “CIC Plan”), the NEOs in the table below will receive the following benefits in connection with a Change in Control (as defined in the CIC Plan):
•
Upon a Change in Control only (“single trigger”): (i) full vesting acceleration of equity awards only if the surviving entity does not continue or substitute such awards post closing and (ii) deemed satisfaction of PEP Award targets based on actual performance through the change in control date and conversion of the earned PEPs to unvested restricted stock units that will continue to vest based on continued employment through the time based vesting period for the PEPs (generally through December 15 following the end of the PEP performance cycle).

•
Upon a termination without Cause (as defined in the CIC Plan) or with Good Reason (as defined in the CIC Plan) within the period that begins 90 days prior to a Change in Control and ends 24 months following a Change in Control (“double trigger”): (i) full vesting acceleration of all unvested PEP (but based on actual performance through the change in control date), stock option, restricted stock units and other equity awards; (ii) a lump sum cash severance payment equal to a multiple (two times for our CEO and 1.5 times for other NEOs) of the sum of the NEO’s base salary and average bonus earned over the three years prior to the year of termination (but including only those years in which the NEO was employed as a Key Executive of the Company); (iii) a pro rata annual bonus payment, under the annual incentive compensation plan applicable to the executive, for the year in which the employment termination occurs, based upon the number of full months between the beginning of the applicable annual performance period and the executive’s last date of employment and the target level of performance and payable when bonuses are otherwise payable to the Company’s executives; and (iv) continued health coverage for a number of years equal to the severance multiple (i.e., two years for our CEO and 1.5 years for other NEOs).

Long Term Incentive Equity Award Agreements
Pursuant to the terms of each of the restricted stock unit and PEP awards (“Long term Incentive” in the tables below) held by our NEOs, upon the date of a termination of the executive’s employment as a result of death or disability, all unvested restricted stock units and PEP awards will vest in full. PEP awards will pay out based on actual performance as of the termination date. Upon the date of a termination of the executive’s employment as a result of retirement, a pro rata vesting portion of then unvested restricted stock unit and PEP awards will vest. The proration will be calculated as a percentage where the denominator is the number of months in the performance cycle of the relevant award and the numerator is the number of whole months from the beginning date of the performance cycle through the date of the executive’s termination. PEP awards will pay out at the lesser of actual performance or 100%.

Estimated Potential Payments

Name and Principal Position	Plan Name	Death	Disability	Voluntary Termination	Retirement	Involuntary Termination for Cause	Involuntary Termination Without Cause	Involuntary Termination Upon Change of Control(1)
W. Troy Rudd	Long term Incentive(2)	$19,467,772	$19,467,772	$0	$3,891,508	$0	$15,708,831	$19,467,772
	Severance Payment	$0	$0	$0	$0	$0	$3,250,000	$4,018,095
	Health and Welfare Benefit	$0	$0	$0	$0	$0	$27,316	$27,316
Gaurav Kapoor	Long term Incentive(2)	$3,685,560	$3,685,560	$0	$0	$0	$1,090,853	$3,685,560
	Severance Payment	$0	$0	$0	$0	$0	$1,150,000	$1,470,477
	Health and Welfare Benefit	$0	$0	$0	$0	$0	$13,865	$20,798
Lara Poloni	Long term Incentive(2)	$4,199,538	$4,199,538	$0	$0	$0	$4,199,538	$4,199,538
	Severance Payment	$0	$0	$0	$0	$0	$1,575,000(3)	$2,216,754(3)
	Health and Welfare Benefit	$0	$0	$0	$0	$0	$0	$0
David Gan	Long term Incentive(2)	$3,166,467	$3,166,467	$0	$0	$0	$1,715,596	$3,166,467
	Severance Payment	$0	$0	$0	$0	$0	$1,100,000	$1,435,546
	Health and Welfare Benefit	$0	$0	$0	$0	$0	$12,469	$18,704
Todd Battley	Long term Incentive(2)	$1,263,000	$1,263,000	$0	$0	$0	$603,461	$1,263,000
	Severance Payment	$0	$0	$0	$0	$0	$787,500(4)	$997,500(4)
	Health and Welfare Benefit	$0	$0	$0	$0	$0	$0	$0

(1)
Under the Change in Control Severance Policy in the event that any benefit payable constitutes a “parachute payment” within the meaning of Internal Revenue Code Section 280G and would be subject to excise tax imposed by Section 4999 of the Internal Revenue Code, then payments shall be provided either in full or reduced to an amount in which no portion of the benefits would be subject to excise tax, whichever provides the greatest after-tax benefit to the executive. The amounts in the table represent the benefits without consideration of reduction to avoid excise tax and based on assumption of a double-trigger event.

(2)
All calculations in this row are based on the AECOM common stock closing price as of September 30, 2021, which was $63.15 per share.

(3)
In accordance with the Poloni Agreement, Ms. Poloni may also receive an additional payment of up to $173,077 in lieu of three (3) months’ notice of termination.

(4)
In accordance with the Battley Agreement, Mr. Battley may also receive an additional payment of up to $103,846 in lieu of three (3) months’ notice of termination.

CEO Pay Ratio
Pay Ratio
Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the “Regulation,” below we provide disclosure of the ratio of our CEO’s annual total compensation to that of our median compensated employee.
Total Compensation
CEO	$6,524,680
Median Employee	$66,288
Ratio	98.4
Global Employee Data Set
To derive our global employee data set, we employed the following methodology and assumptions:
•
Data Source:   We used our global human resource system of record to aggregate employee information from our various systems worldwide.

•
Determination Date:   We selected Friday, September 17, 2021 which falls within the last three months of our most recently completed fiscal year, as the determination date for identifying our median employee.

Consistently Applied Compensation Measure & Selection of Median Employee
To determine our median compensated employee, we used a Consistently Applied Compensation Measure (CACM). As our CACM, we used Annual Base Compensation, defined as base salary rate taking into account the employee’s fulltime or parttime status and the employee’s scheduled hours of employment, plus any guaranteed 13th or 14th month period pay, as of the Determination Date. We exchanged non U.S. compensation to US dollars applying the same fixed annual exchange rate used in our filed periodic reports.
The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Directors’ Compensation
The following table sets forth information with respect to the compensation that certain members of the AECOM Board received in fiscal year 2021. Mr. Rudd did not receive separate compensation for Board member activities.
All non-employee directors are paid a cash retainer of $100,000 per year. In addition, these non-employee directors receive the following cash retainers for their service on the Board:
•
Chairman of the Board — Annual retainer of $150,000

•
Chair of the Audit Committee — Annual retainer of $25,000

•
Chair of the Compensation Committee — Annual retainer of $25,000

•
Chair of the Other Committees — Annual retainer of $20,000

•
Members of the Audit Committee — Annual retainer of $12,000

•
Members of the Other Committees — Annual retainer of $9,500

•
Board/Committee Meeting Fees — $1,500 or $1,000 for each meeting attended in-person or by telephone, respectively, is paid when the number of meetings during the year has exceeded five (5) for the Board or each Committee

Each non-employee director also receives a $1,000 fee per day, plus reimbursement for travel for attendance at other qualifying Board-related functions in his or her capacity as a Director.
Each nonemployee director receives an annual long term equity award of $160,000 composed 100% of timevested restricted stock units. Each nonemployee director who joins our Board receives an annual long term equity award prorated for the number of quarters he or she serves. In November 2020, Exequity presented a report to the Compensation Committee concluding that the total compensation for nonemployee directors approximated the median of our compensation peer group and the broader market (S&P 500).
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total($)
Bradley W. Buss	$121,300	$160,059	$0	$0	$281,359
Robert G. Card	$123,675	$160,059	$0	$0	$283,734
Diane C. Creel	$81,000	$160,059	$0	$0	$241,059
Jacqueline C. Hinman(5)	$116,050	$160,059	$0	$0	$276,109
Lydia H. Kennard	$91,250	$160,059	$0	$10,000	$261,309
Clarence T. Schmitz	$130,775	$160,059	$0	$10,000	$300,834
Douglas W. Stotlar	$271,400	$160,059	$0	$10,000	$441,459
Daniel R. Tishman	$119,525	$160,059	$0	$10,000	$289,584
Sander van ’t Noordende	$79,333	$160,059	$0	$0	$239,392
General Janet C. Wolfenbarger	$116,050	$160,059	$0	$9,000	$285,109

(1)
These amounts include annual retainer fees and any Board and Committee meeting fees earned in fiscal year 2021.

(2)
All of these restricted stock units will become 100% vested and be settled, in shares of AECOM stock, on the earlier of the first anniversary of the grant date or the date of the Company’s 2022 Annual Meeting.

(3)
Reflects earnings on EDCP deferrals above 120% of the Applicable Federal Rate (AFR).

(4)
The amounts for non-employee directors include Company matching contributions to charitable organizations for Mses. Kennard and Wolfenbarger and Messrs. Schmitz, Stotlar, and Tishman.

(5)
In October 2021, Ms. Hinman notified us of her decision not to stand for reelection at the 2022 Annual Meeting. Ms. Hinman will continue to serve as a director until the expiration of her term at the 2022 Annual Meeting.

The non-employee directors as of September 30, 2021 had the following number of unvested RSUs outstanding as of such date:
Director	Unvested RSUs
Bradley W. Buss	2,673
Robert G. Card	2,673
Diane C. Creel	2,673
Jacqueline C. Hinman(1)	2,673
Lydia H. Kennard	2,673
Clarence T. Schmitz	2,673
Douglas W. Stotlar	2,673
Daniel R. Tishman	2,673
Sander van ’t Noordende	2,673
General Janet C. Wolfenbarger	2,673

(1)
In October 2021, Ms. Hinman notified us of her decision not to stand for reelection at the 2022 Annual Meeting. Ms. Hinman will continue to serve as a director until the expiration of her term at the 2022 Annual Meeting.

Compensation Committee Interlocks
and Insider Participation
The members of the Compensation Committee of our Board in fiscal year 2021 were Daniel R. Tishman (Chair), Bradley W. Buss, Jacqueline C. Hinman, Clarence T. Schmitz and Sander van ’t Noordende. Daniel R. Tishman is a former officer of the Company and has certain relationships requiring disclosure under Item 404(a) of Regulation S-K as described under the heading “Corporate Governance — Certain Relationships and Related Transactions” in this proxy statement. None of the other current or former members of the Compensation Committee of our Board during fiscal year 2021 were or currently are a current or former officer or employee of the Company, or have had any relationships requiring disclosure under Item 404(a) of Regulation S-K. No executive officer of the Company serves or served during fiscal year 2021 as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving on our Compensation Committee.

Report of the Audit Committee of the
Board of Directors
The Audit Committee is comprised of non-employee directors, all of whom are “independent” under the applicable listing standards of the NYSE and the applicable rules of the SEC. The Audit Committee is governed by a written charter, as amended and restated, which has been adopted by the Board. A copy of the current Audit Committee Charter is available for viewing on the “Corporate Governance” area of the “Investors” section of our website at www.aecom.com
Management of the Company is responsible for the preparation, presentation, and integrity of the consolidated financial statements, maintaining a system of internal controls and having appropriate accounting and financial reporting principles and policies. The independent registered public accounting firm is responsible for planning and carrying out an audit of the consolidated financial statements and an audit of internal control over financial reporting in accordance with the rules of the Public Company Accounting Oversight Board (United States) and expressing an opinion as to the consolidated financial statements’ conformity with U.S. generally accepted accounting principles (“GAAP”) and as to internal control over financial reporting. The Audit Committee monitors and oversees these processes and is responsible for selecting and overseeing the Company’s independent registered public accounting firm.
As part of the oversight process, the Audit Committee met five times during fiscal year 2021. Throughout the year, the Audit Committee met with the Company’s independent registered public accounting firm, management and internal auditors, both together and separately in closed sessions, to review accounting, auditing, internal controls and financial reporting matters. In the course of fulfilling its responsibilities, the Audit Committee did, among other things, the following:
•
reviewed and evaluated the performance and quality of Ernst & Young LLP, the Company’s independent registered public accounting firm, and its lead audit partner in its determination to recommend the retention of Ernst & Young LLP, including by assessing the performance of Ernst & Young LLP from within the Audit Committee and from the perspective of senior management and the internal auditor;

•
considered whether the provision of non-audit services by Ernst & Young LLP to the Company is compatible with maintaining the registered public accounting firm’s independence;

•
reviewed and discussed with management and Ernst & Young LLP the audited consolidated financial statements for the year ended September 30, 2021 and unaudited consolidated financial statements for the quarters ended December 31, 2020, March 31, 2021, and June 30, 2021;

•
reviewed management’s representations that the Company’s consolidated financial statements were prepared in accordance with GAAP and present fairly the results of operations and financial position of the Company;

•
discussed with Ernst & Young LLP the matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees, as modified or supplemented and the overall scope and plans for the annual audit, the results of their examinations, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting;

•
received the written disclosures and letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communication with the Audit Committee concerning independence, and discussed with Ernst & Young LLP its independence;

•
monitored the reporting system implemented to provide an anonymous complaint reporting procedure;

•
reviewed the scope of and overall plans for the annual audit and the internal audit program;

•
reviewed new accounting standards applicable to the Company with the Company’s Chief Financial Officer, internal audit department and Ernst & Young LLP;

•
consulted with management and Ernst & Young LLP with respect to the Company’s processes for risk assessment and risk mitigation;

•
reviewed the implementation and effectiveness of the Company’s ethics and compliance program, including processes for monitoring compliance with the law, Company policies and the Code of Business Conduct and Ethics.

The Audit Committee also met with representatives of management, the internal auditors, legal counsel and the Ernst & Young LLP on a regular basis throughout the year to discuss the progress of management’s testing and evaluation of the Company’s system of internal control over financial reporting in response to the applicable requirements of the Sarbanes-Oxley Act of 2002 and related U.S. Securities and Exchange Commission regulations. At the conclusion of this process, the Audit Committee received from management its assessment and report on the effectiveness of the Company’s internal controls over financial reporting. In addition, the Audit Committee received from Ernst & Young LLP its attestation report on the Company’s internal control over financial reporting. These assessments and reports are as of September 30, 2021. The Audit Committee reviewed and discussed the results of management’s assessment and Ernst & Young LLP’s attestation.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021, for filing with the U.S. Securities and Exchange Commission. The Audit Committee also approved the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending September 30, 2022 and recommended that the Board submit this appointment to the Company’s stockholders for ratification at the 2022 Annual Meeting.
Respectfully submitted,
Clarence T. Schmitz, Chairman Robert G. Card Diane C. Creel Douglas W. Stotlar

Audit Fees

Independent Registered Public Accounting Firm and Fees

The following table summarizes the fees for professional audit services provided by Ernst & Young LLP for the audit of the Company’s annual consolidated financial statements for the fiscal years ended September 30, 2021, and September 30, 2020, as well as fees billed for all other services provided by Ernst & Young LLP during those same periods:
(in millions)	2020	2021
Audit Fees	$8.4	$8.4
Audit Related Fees	0.7	0.3
Tax Fees	3.2	2.2
Total	$12.3	$10.9
Audit Fees.   The fees identified under this caption were for professional services rendered by Ernst & Young LLP for fiscal years 2021 and 2020 in connection with the audit of our annual financial statements and review of the financial statements included in our quarterly reports on Form 10-Q. The amounts also include fees for services that are normally provided by the independent public registered accounting firm in connection with statutory and regulatory filings and engagements for the years identified.
Audit-Related Fees.   The fees identified under this caption were for assurance and related services that were related to the performance of the audit or review of our financial statements and were not reported under the caption “Audit Fees.” This category may include fees related to the performance of audits and attestation services not required by statute or regulations, due diligence activities related to acquisitions, contractor’s license compliance procedures and accounting consultations about the application of generally accepted accounting principles to proposed transactions.
Tax Fees.   The fees identified under this caption were for tax compliance of $0.8 million, tax planning, tax advice and corporate tax services. Corporate tax services may encompass a variety of permissible services, including technical tax advice related to U.S. and international tax matters, assistance with foreign income and withholding tax matters, assistance with sales tax, value added tax and equivalent tax- related- matters in local jurisdictions, preparation of reports to comply with local tax authority transfer pricing documentation requirements and assistance with tax audits.
Approval Policy.   Except for requests for preapproval made between Audit Committee meetings, the Company’s Audit Committee approves in advance all services provided by our independent registered public accounting firm. The Chair of our Audit Committee approves in advance all services requested between Audit Committee meetings. All such interim approvals are reported to and approved by the full Audit Committee at the next meeting. All engagements of our independent registered public accounting firm in fiscal years 2021 and 2020 were pre-approved by the Audit Committee or Chair of the Audit Committee in accordance with this policy.

Security Ownership of Certain
Beneficial Owners and Management
The following table sets forth information regarding the beneficial ownership of our common stock as of January 5, 2022, by:
•
Each person or group of affiliated persons who we know beneficially owns more than 5% of our common stock;

•
Each of our directors and nominees;

•
Each of our NEOs; and

•
All of our directors and executive officers as a group.

Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws. The table includes the number of shares underlying options and warrants that are exercisable within, and the number of shares of restricted stock units that settle within 60 days from January 5, 2022.
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent (%) of Class(2)
PRIMECAP Management Company(3) 177 E. Colorado Blvd., 11th Floor Pasadena, CA 91105	22,154,479	15.68%
The Vanguard Group(4) 100 Vanguard Boulevard Malvern, PA 19355	13,387,327	9.48%
Blackrock, Inc.(5) 55 East 52nd Street New York, NY 10055	12,312,918	8.71%
FMR LLC(6) 245 Summer Street Boston, MA 02210	11,893,770	8.42%
Starboard Value LP(7) 777 Third Avenue, 18th Floor New York, NY 10017	7,771,992	5.50%
AllianceBernstein LP(8) 1345 Avenue of the Americas New York, NY 10105	7,657,209	5.42%
Bradley W. Buss(9)	18,763	*
Robert G. Card(9)	8,945	*
Diane C. Creel(9)	2,673	*
Jacqueline C. Hinman(9)(10)	8,927	*
Lydia H. Kennard(9)	11,860	*
Clarence T. Schmitz(9)	40,219	*
Douglas W. Stotlar(9)	50,532	*
Daniel R. Tishman(9)	62,824	*
Sander van ’t Noordende(9)	4,928	*
General Janet C. Wolfenbarger(9)	29,072	*
W. Troy Rudd(11)	218,961	*
Gaurav Kapoor	32,293	*
Lara Poloni	47,297	*
David Gan(12)	13,045	*
Todd Battley	12,126	*
All directors and executive officers as a group (16 persons)	573,522	*

*
Indicates less than one percent.

(1)
Unless otherwise indicated, the address of each person in this table is c/o AECOM, 13355 Noel Road, Suite 400, Dallas, Texas 75240, Attention: Corporate Secretary.

(2)
Calculated pursuant to Rule 13d-3(d) under the Exchange Act. Shares not outstanding that are subject to options or warrants exercisable by the holder thereof and the number of shares of restricted stock units that settle within 60 days of January 5, 2022, are deemed outstanding for the purposes of calculating the number and percentage owned by such stockholder, but not deemed outstanding for the purpose of calculating the percentage of any other person. Unless otherwise noted, all shares listed as beneficially owned by a stockholder are actually outstanding.

(3)
Based solely on the information set forth in a Schedule 13G/A filed by PRIMECAP Management Company with the SEC on February 12, 2021. Based on such filing, PRIMECAP Management has sole power to vote or to direct the vote with respect to 20,900,608 shares, sole power to dispose or to direct the disposition of 22,154,479 shares.

(4)
Based solely on the information set forth in a Schedule 13G/A filed by The Vanguard Group with the SEC on February 8, 2021. Based on such filing, The Vanguard Group has shared power to vote or to direct the vote with respect to 103,485 shares, sole power to dispose or to direct the disposition of 13,162,938 shares, and shared power to dispose or to direct the disposition of 224,389 shares.

(5)
Based solely on the information set forth in a Schedule 13G/A filed by Blackrock Inc. with the SEC on January 28, 2021. Based on such filing, Blackrock Inc. has sole power to vote or to direct the vote with respect to 11,731,606 shares and sole power to dispose or to direct the disposition of 12,312,918 shares.

(6)
Based solely on the information set forth in a Schedule 13G/A filed by FMR LLC with the SEC on February 5, 2021. Based on such filing, FMR LLC has sole power to vote or to direct the vote with respect to 427,158 shares and sole power to dispose or to direct the disposition of 11,893,770 shares.

(7)
Based solely on the information set forth in a Schedule 13D/A filed by Starboard Value LP with the SEC on December 9, 2020. Based on such filing, Starboard Value LP has sole power to vote or to direct the vote with respect to 7,771,992 shares and sole power to dispose or to direct the disposition of 7,771,992 shares.

(8)
Based solely on the information set forth in a Schedule 13G/A filed by AllianceBernstein LP with the SEC on February 15, 2021. Based on such filing, AllianceBernstein LP has sole power to vote or to direct the vote with respect to 6,872,305 shares, sole power to dispose or to direct the disposition of 7,492,958 shares, and shared power to dispose or direct the disposition of 164,251 shares.

(9)
Common stock includes 2,673 shares that will be acquired as settlement of restricted stock units prior to March 6, 2022.

(10)
In October 2021, Ms. Hinman notified us of her decision not to stand for reelection at the 2022 Annual Meeting. Ms. Hinman will continue to serve as a director until the expiration of her term at the 2022 Annual Meeting.

(11)
Common stock is as of January 5, 2022 and includes 52,098 shares underlying options that are exercisable prior to March 6, 2022 and 1,142 shares held in the Company’s RSP. Mr. Rudd also gifted 800 shares on December 22, 2021.

(12)
Common stock includes 343 shares held in the Company’s RSP.

Other Information

Stockholders Sharing the Same Address

Stockholders who have more than one account holding AECOM stock but who share the same address may request to receive only a single set of annual meeting materials. Such requests should be submitted in writing to AECOM, 13355 Noel Road, Suite 400, Dallas, Texas 75240, Attention: Corporate Secretary; online through the Information Request page in the “Investors” section of our website: www.aecom.com; or by calling Investor Relations at (212) 973-2982, and we will promptly make the changes that you have requested. Stockholders who choose to receive only one copy of the annual meeting materials will continue to have access to and utilize separate proxy voting instructions.
If you want to receive a paper proxy or voting instruction form, or other proxy materials for purposes of the 2022 Annual Meeting, follow the instructions included in the Notice of Internet Availability of Proxy Materials that was sent to you.

Annual Report on Form 10-K

Printed copies of our most recent Annual Report on Form 10-K (including our financial statements) are available upon request without charge by calling Investor Relations at (212) 973-2982; writing to AECOM, 13355 Noel Road, Suite 400, Dallas, Texas 75240, Attention: Corporate Secretary; or soft copies may be obtained from the Investor section of www.aecom.com.

Stockholder Proposals

2023 Annual Meeting Proposals:
Stockholders who wish to have proposals considered for inclusion in the Proxy Statement and form of proxy for our 2023 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must cause their proposals to be received in writing by our Corporate Secretary at the address first set forth on the first page of this Proxy Statement no later than September 30, 2022. Any proposal should be addressed to our Corporate Secretary and may be included in next year’s proxy materials only if such proposal complies with our Bylaws and the rules and regulations promulgated by the Securities and Exchange Commission. Nothing in this section shall be deemed to require us to include in our Proxy Statement or our proxy relating to any annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission.
In addition, the Company’s Bylaws require that the Company be given advance written notice of nominations for election to the Board and other matters that stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company’s proxy materials in accordance with Rule 14a-8(e) under the Exchange Act). The Corporate Secretary must receive such notice not later than December 1, 2022, and no earlier than November 1, 2022, for matters to be presented at the 2023 Annual Meeting of Stockholders. However, in the event that the date of the 2023 Annual Meeting of Stockholders is held before January 30, 2023, or after March 31, 2023, for notice by the stockholder to be timely it must be received no more than 120 days prior to the date of the 2022 Annual Meeting of Stockholders and not less than the later of the close of business (a) 90 days prior to the date of the 2023 Annual Meeting of Stockholders and (b) the 10th day following the day on which public announcement of such meeting was first made by the Company. If timely notice is not received by the Company, then the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal or nomination.
Pursuant to the proxy access provisions in the Company’s Bylaws, a stockholder or group of up to 20 stockholders owning in the aggregate 3% or more of the Company’s outstanding common stock continuously for at least three years may nominate and include in our proxy materials director nominees constituting up to 20% of the number of directors in office or two nominees, whichever is greater, provided the stockholder(s) and nominee(s) satisfy the requirements in the Company’s Bylaws. If a stockholder or group of stockholders wishes to nominate one or more director candidates to be included in the Company’s proxy statement for the 2023 Annual Meeting of Stockholders, the Corporate Secretary must receive proper written notice of the nomination no later than the close of business on September 30, 2022, and no earlier than August 31, 2022, and the nomination must otherwise comply with our Bylaws. However, in the event that the date of the 2023 Annual Meeting of Stockholders is held before January 30,

2023, or after March 31, 2023, for notice by the stockholder(s) to be timely it must be received no more than 150 days prior to the date of the 2023 Annual Meeting of Stockholders and not less than the later of the close of business (a) 120 days prior to the date of the 2023 Annual Meeting of Stockholders and (b) the 10th day following the day on which public announcement of such meeting was first made by the Company.
We intend to file the Proxy Statement and WHITE proxy card with the Securities and Exchange Commission in connection with our solicitation of proxies for our 2023 Annual Meeting of Stockholders. Stockholders may obtain the Proxy Statement (and any amendments and supplements thereto) and other documents as and when filed by the Company with the Securities and Exchange Commission without charge from the Securities and Exchange Commission’s website at: www.sec.gov.

Incorporation by Reference

In our filings with the Securities and Exchange Commission, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the Securities and Exchange Commission, information that should be considered as part of the filing that you are reading. Our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on November 17, 2021, is incorporated by reference herein. Printed copies of our most recent Annual Report on Form 10-K and other reports incorporated herein by reference are available upon request without charge by calling Investor Relations at (212) 973-2982; writing to AECOM, 13355 Noel Road, Suite 400, Dallas, Texas 75240, Attention: Corporate Secretary; or requesting online through the Information Request page in the “Investors” section of our website: www.aecom.com. Such materials will be provided by first class mail or other equally prompt means. Based on Securities and Exchange Commission regulations, the reports of the Compensation Committee and Audit Committee, included above, are not specifically incorporated by reference into any other filings that we make with the Securities and Exchange Commission. This Proxy Statement is sent to you as part of the proxy materials for the 2022 Annual Meeting. You may not consider this Proxy Statement as material for soliciting the purchase or sale of our common stock.

Other Matters

Our Board knows of no other matters that will be presented for consideration at the 2022 Annual Meeting. If any other matters are properly brought before the 2022 Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment. It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to vote promptly by either electronically submitting a proxy or voting instruction card over the Internet, by telephone, or by delivering to us or your broker a signed and dated proxy card.
By order of the Board of Directors,
Manav Kumar
Corporate Secretary
Dallas, Texas
January 20, 2022

Annex A

Reconciliation of Non-GAAP Items

Our proxy contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). In particular, the Company believes that non-GAAP financial measures such as adjusted net income and free cash flow provide a meaningful perspective on its business results as the Company utilizes this information to evaluate and manage the business. We use adjusted net income to exclude the impact of prior acquisitions and dispositions. We use free cash flow to represent the cash generated after capital expenditures to maintain our business. Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Reconciliation of Adjusted Margin Calculation
	Twelve Months Ended Sept 30 2020	Twelve Months Ended Sept 30 2021
Revenue, Americas Segment	$10,131.5	$10,226.3
Revenue, International Segment	3,101.7	3,112.6
Less: pass-through revenues, Americas Segment	(6,440.6)	(6,629.4)
Less: pass-through revenues, International Segment	(622.5)	(603.1)
NSR (Revenue, net of pass-through revenues)	$6,170.1	$6,106.4
Income from Operations, Americas Segment	$600.3	$643.0
Income from Operations, International Segment	136.5	177.0
Noncore operating losses & transaction related expenses	(0.1)	—
Amortization of intangible assets	24.0	22.6
Adjusted income from segment operations	$760.7	$842.6
NSR Operating Margin	12.3%	13.8%
Reconciliation of Adjusted EBITDA
	Twelve Months Ended Sept 30 2020	Twelve Months Ended Sept 30 2021
Net income attributable to AECOM from continuing operations	$170.4	$294.7
Income tax expense	45.7	89.0
Depreciation and amortization	192.7	176.9
Interest income	(10.3)	(6.7)
Interest expense	159.8	238.3
Amortized bank fees included in interest expense	(6.2)	(11.4)
Noncore operating losses & transaction related expenses	5.6	—
Restructuring costs	188.4	48.9
Adjusted EBITDA	$746.1	$829.7

A-1

Reconciliation of Adjusted EPS
	Twelve Months Ended Sept 30 2020	Twelve Months Ended Sept 30 2021	Year / Year % Growth
Net income attributable to AECOM from continuing operations, per diluted share	$1.06	$1.97
Per diluted share adjustments:
Noncore operating losses & transaction related expenses	0.03	—
Accelerated depreciation of project management tool	0.18	—
Restructuring costs	1.17	0.33
Amortization of intangible assets	0.15	0.15
Prepayment premium on debt	0.10	0.79
Financing charges in interest expense	0.04	0.08
Tax effect of the above adjustments	(0.43)	(0.35)
Valuation allowances and other tax only items	(0.15)	(0.15)
Adjusted net income attributable to AECOM from continuing operations, per diluted share	$2.15	$2.82	31.2%
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
	Twelve Months Ended Sept 30 2020	Twelve Months Ended Sept 30 2021
Net cash provided by operating activities	$329.6	$704.7
Capital expenditures, net	(110.8)	(121.4)
Working capital adjustment from sale of Management Services business	122.0	—
Free cash flow	$340.8	$583.3

A-2

AECOM VOTE

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Annual Meeting Proxy / Voting Instruction Card

A Proposals — The Board of Directors recommends a vote FOR all of the listed director nominees; and FOR Proposals 2 and 3.

1. To elect the following directors:

Nominee	For	Against	Abstain	Nominee	For	Against	Abstain	Nominee	For	Against	Abstain
01 - Bradley W. Buss	☐	☐	☐	02 - Robert G. Card	☐	☐	☐	03 - Diane C. Creel	☐	☐	☐
04 - Lydia H. Kennard	☐	☐	☐	05 - W. Troy Rudd	☐	☐	☐	06 - Clarence T. Schmitz	☐	☐	☐
07 - Douglas W. Stotlar	☐	☐	☐	08 - Daniel R. Tishman	☐	☐	☐	09 - Sander van 't Noordende	☐	☐	☐
10 - General Janet C. Wolfenbarger	☐	☐	☐								

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

1 U P X

03JXUC

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/ACM or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 1.To elect the following directors: For Abstain For Abstain For Abstain+ 01- Bradley W. Buss 04 - Lydia H. Kennard 07 - Douglas W. Stotlar 02- Robert G. Card 05 - W. Troy Rudd08 - Daniel R. Tishman 03 - Diane C. Creel06 - Clarence T. Schmitz09 - Sander van ’t Noordende 10 - General Janet C. Wolfenbarger2.Ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2022. For Abstain 3.Advisory vote to approve the Company’s executive compensation. For Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below.
Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 03JXUC 1 U P X

The 2022 Annual Meeting of Stockholders of AECOM will be held on Tuesday, March 1, 2022 at 9:00 am Central Time, virtually at www.meetnow.global/M6FXXCA.To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/ACM IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. +ANNUAL STOCKHOL DE RS –1, IS SOL ICITE D BE HAL F OF THE DIRE CTORS The undersigned hereby appoints David Gan and Manav Kumar as proxies for the undersigned with full power of substitution to act and vote, as directed, all shares of common stock of AECOM held of record by the undersigned at the close of business on January 5, 2022, at the Annual Meeting of Stockholders to be held virtually on March 1, 2022 at 9:00 am (Central Time). This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any postponement or adjournment thereof. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting of Stockholders or any adjournment or postponement thereof. The undersigned may elect to withdraw this proxy at any time prior to its use by giving written notice to the Corporate Secretary, by executing and delivering to the Corporate Secretary a duly executed proxy bearing a later date or by appearing at the Annual Meeting of Stockholders and voting in person.